UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.    )

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ModusLink Global Solutions, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MODUSLINK GLOBAL SOLUTIONS, INC.

1100 WINTER STREET

WALTHAM, MASSACHUSETTS 02451

October 23, 2009

Dear ModusLink Global Solutions Stockholder:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders (the “2009 Meeting”) of ModusLink Global Solutions, Inc., which will be held at the Westin Waterfront Hotel, 425 Summer Street, Boston, Massachusetts 02210, on Wednesday, December 9, 2009, at 9:00 a.m. Eastern time. Details of the business to be conducted at the 2009 Meeting are provided in the attached Notice of Annual Meeting and Proxy Statement.

This year, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send those stockholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. This makes the proxy distribution process more efficient and less costly, and helps conserve natural resources.

Whether or not you plan to attend the 2009 Meeting, it is important that your shares are represented and voted at the 2009 Meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, by telephone or, if you receive a paper proxy card in the mail, by signing, dating and returning the completed proxy card. Voting by any of these methods will ensure your representation at the 2009 Meeting.

I look forward to greeting those of you who attend the 2009 Meeting.

Sincerely,

Joseph C. Lawler
Chairman, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT.

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE 2009 MEETING, PLEASE SUBMIT YOUR PROXY AND VOTING INSTRUCTIONS VIA THE INTERNET OR BY TELEPHONE, OR, IF YOU RECEIVE A PAPER PROXY CARD AND VOTING INSTRUCTIONS BY MAIL, YOU MAY VOTE YOUR SHARES BY COMPLETING, SIGNING AND DATING THE PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURING IT IN THE ENCLOSED ENVELOPE (TO WHICH NO POSTAGE NEEDS TO BE AFFIXED IF MAILED IN THE UNITED STATES). PLEASE REFER TO THE SECTION ENTITLED “VOTING INSTRUCTIONS” ON PAGE 2 OF THE PROXY STATEMENT FOR A DESCRIPTION OF THESE VOTING METHODS.

MODUSLINK GLOBAL SOLUTIONS, INC.

1100 WINTER STREET

WALTHAM, MASSACHUSETTS 02451

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD WEDNESDAY, DECEMBER 9, 2009

To the Stockholders of ModusLink Global Solutions, Inc.:

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Stockholders (the “2009 Meeting”) of ModusLink Global Solutions, Inc. (the “Company”) will be held at the Westin Waterfront Hotel, 425 Summer Street, Boston, Massachusetts 02210 on Wednesday, December 9, 2009, at 9:00 a.m. Eastern time, for the following purposes:

1. To elect each of Francis J. Jules, Joseph C. Lawler and Michael J. Mardy as a Class I Director;

2. To amend the Company’s Amended and Restated 1995 Employee Stock Purchase Plan to increase the number of shares of common stock of the Company reserved thereunder from 300,000 to 600,000;

3. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year; and

4. To transact such other business that may properly come before the 2009 Meeting or any adjournments thereof.

The Board of Directors has no knowledge of any other business to be transacted at the 2009 Meeting. Only stockholders of record at the close of business on Monday, October 12, 2009 are entitled to notice of, and to vote at, the 2009 Meeting and any adjournments thereof. All stockholders are cordially invited to attend the 2009 Meeting.

By Order of the Board of Directors,

Waltham, Massachusetts	Peter L. Gray, Executive Vice President,
October 23, 2009	General Counsel and Secretary

IMPORTANT

Whether or not you expect to attend the 2009 Meeting in person, please vote as soon as possible. As an alternative to voting in person at the 2009 Meeting, you may vote via the Internet, by telephone, or, if you receive a paper proxy card in the mail, by mailing a completed proxy card. For detailed information regarding voting instructions, please refer the section entitled “Voting Instructions” on page 2 of the Proxy Statement. You may revoke a previously delivered proxy at any time prior to the 2009 Meeting. If you decide to attend the 2009 Meeting and wish to change your proxy vote, you may do so by voting in person at the 2009 Meeting.

Please note that if you hold your shares in “street name” (through a bank, broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership in the Company as of the record date to be allowed into the 2009 Meeting.

Use of cameras, cell phones, recording equipment and other electronic devices will not be permitted at the 2009 Meeting. The Company reserves the right to inspect any person or item prior to admission to the 2009 Meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2009 Meeting To Be Held on December 9, 2009: This Proxy Statement and our 2009 annual report are available for viewing, printing and downloading at www.moduslink.com/proxymaterials.

MODUSLINK GLOBAL SOLUTIONS, INC.

1100 WINTER STREET

WALTHAM, MASSACHUSETTS 02451

PROXY STATEMENT

For the Annual Meeting of Stockholders

To Be Held December 9, 2009

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ModusLink Global Solutions, Inc., a Delaware corporation (“we” or the “Company”), for use at the Company’s 2009 Annual Meeting of Stockholders (the “2009 Meeting”), which will be held at the Westin Waterfront Hotel, 425 Summer Street, Boston, Massachusetts 02210, on Wednesday, December 9, 2009, at 9:00 a.m. Eastern time, and at any adjournments thereof. You may obtain directions to the location of the 2009 Meeting by writing, emailing or calling our Investor Relations department at 1100 Winter Street, Suite 4600, Waltham, Massachusetts 02451, email: ir@moduslink.com, or telephone: (781) 663-5012. On or about October 27, 2009, we are either mailing or providing notice and electronic delivery of these proxy materials together with an annual report, consisting of our Annual Report on Form 10-K for the fiscal year ended July 31, 2009 and other information required by the rules of the Securities and Exchange Commission. The Company’s principal executive offices are located at 1100 Winter Street, Waltham, Massachusetts 02451 and its telephone number is (781) 663-5001.

Solicitation

The cost of soliciting proxies, including expenses in connection with preparing, printing and mailing of the Notice of Internet Availability of Proxy Materials, this Proxy Statement, and any additional solicitation material will be borne by the Company. Copies of solicitation materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of the Company’s common stock, $0.01 par value per share (the “Common Stock”), held in their names. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of stock for their reasonable expenses in forwarding solicitation materials to such beneficial owners. The Company’s directors, officers and other employees may, without additional compensation, solicit proxies by telephone, facsimile, electronic communication and personal interviews.

Record Date, Outstanding Shares and Voting Rights

The Board of Directors has fixed Monday, October 12, 2009 as the record date (the “Record Date”) for determining holders of Common Stock who are entitled to vote at the 2009 Meeting. As of the Record Date, the Company had approximately 45,777,430 shares of Common Stock issued and outstanding and entitled to be voted. Each share of Common Stock entitles the record holder to one vote on each matter to be voted upon at the 2009 Meeting. A majority of the shares of Common Stock issued and outstanding and entitled to vote at the 2009 Meeting will constitute a quorum at the 2009 Meeting. Votes withheld, abstentions and broker non-votes (as defined below) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the 2009 Meeting. Shares of treasury stock held by the Company are not considered outstanding and may not be voted at the 2009 Meeting.

The affirmative vote of the holders of a plurality of the votes cast at the 2009 Meeting is required for the election of each of Francis J. Jules, Joseph C. Lawler and Michael J. Mardy as a Class I Director (Proposal No. 1). The affirmative vote of the holders of a majority of the shares of the Company’s Common Stock present or represented by proxy and voting on the matter is required to amend the Company’s Amended and Restated 1995 Employee Stock Purchase Plan to increase the number of shares of common stock of the Company reserved thereunder from 300,000 to 600,000 (Proposal No. 2) (the “ESPP Proposal”). The affirmative vote of the holders of a majority of the shares of the Company’s Common Stock present or represented by proxy and voting on the matter is required to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year (Proposal No. 3).

Shares which abstain from voting on a particular matter and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter (“broker non-votes”) will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the voting for the election of directors, which requires the affirmative vote of a plurality of the votes cast or shares voting on the matter. Similarly, abstentions and broker non-votes will have no effect on the voting to approve the ESPP Proposal or to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year, each of which requires the affirmative vote of a majority of the votes cast or shares voting on the matter.

Voting Instructions

If you received a paper copy of these proxy materials, included with such copy is a proxy card or a voting instruction card from your bank, broker or other nominee for the 2009 Meeting, with instructions for voting via the Internet or by telephone. If you received a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials will contain instructions on how to access and review the proxy materials online and how to obtain a paper or electronic copy of the materials, which will include the Proxy Statement, the 2009 Annual Report and a proxy card or voting instruction card, as well as instructions on how to vote either at the 2009 Meeting, via the Internet, by telephone or by mail.

Those stockholders who receive a paper proxy card and voting instructions by mail, and who elect to vote by mail, should complete, sign and return the proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and the shares will be voted at the 2009 Meeting in the manner directed. If you complete, sign and return your proxy card, it will be voted as you direct. In the event no choice is specified on a signed proxy card, the persons named as proxies will vote:

•	FOR the election of each of Francis J. Jules, Joseph C. Lawler and Michael J. Mardy as a Class I Director;

•	FOR the approval of the ESPP Proposal;

•	FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year; and

•	In their discretion as to any other matter that may be properly brought before the 2009 Meeting or any adjournments thereof.

If the shares you own are held in “street name” by a bank, broker or other nominee, that person, as the record holder of your shares, is required to vote your shares according to your instructions. Your bank, broker or other nominee will send you directions on how to vote those shares. Under applicable stock exchange rules, if you do not give instructions to your bank, broker or other nominee, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of “non-discretionary” items, the shares that do not receive voting instructions will be treated as “broker non-votes”, the effect of which is discussed above in the section entitled “Record Date, Outstanding Shares and Voting Rights”.

	Discretionary Items		Non-Discretionary Items
•	Proposal No. 1—Election of Directors	•	Proposal No. 2—ESPP Proposal

•	Proposal No. 3—Ratification of KPMG LLP as the Company’s independent registered public accounting firm

If you are a stockholder as of the Record Date and attend the 2009 Meeting, you may personally deliver your completed proxy card or vote in person at the meeting.

Revocability of Proxy

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. The proxy may be revoked by filing with the Secretary of the Company, at the principal executive offices of the Company, 1100 Winter Street, Waltham,

Massachusetts 02451, an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by attending the 2009 Meeting and voting in person. If not revoked, the proxy will be voted at the 2009 Meeting in accordance with the stockholder’s instructions indicated on the proxy card.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements, annual reports and notices of Internet availability of proxy materials. This means that only one copy of our Proxy Statement, 2009 Annual Report or Notice of Internet Availability of Proxy Materials may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write, email or call our Investor Relations department at 1100 Winter Street, Suite 4600, Waltham, Massachusetts 02451, email: ir@moduslink.com, or telephone: (781) 663-5012. If you want to receive separate copies of the Proxy Statement, 2009 Annual Report or Notice of Internet Availability of Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address, email or telephone number.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of October 15, 2009, with respect to the beneficial ownership of shares of Common Stock by: (i) 5% stockholders; (ii) the members of the Board of Directors of the Company, including the Company’s Chief Executive Officer; (iii) the Company’s Chief Financial Officer; (iv) the Company’s three other most highly compensated executive officers who were serving as executive officers on July 31, 2009 and one individual who would have been among the three most highly compensated executive officers but for the fact that he was not serving as an executive officer at the end of fiscal 2009 (together with the Chief Executive Officer and the Chief Financial Officer, the “named executive officers”); and (v) all current executive officers and members of the Board of Directors of the Company, as a group.

	Amount and Nature of Beneficial Ownership(1)
Name of Beneficial Owner	Number of Shares	Percent of Class(2)
5% Stockholders
Dimensional Fund Advisors LP(3)	2,811,471	6.1%
Barclays Global Investors, NA(4)	2,474,507	5.4%
Schneider Capital Management Corporation(5)	2,296,745	5.0%

Directors
Anthony J. Bay(6)	26,898	*
Virginia G. Breen(7)	36,798	*
Thomas H. Johnson(8)	29,798	*
Francis J. Jules(9)	32,948	*
Joseph C. Lawler(10)	781,250	1.7%
Edward E. Lucente(11)	40,798	*
Michael J. Mardy(12)	38,998	*

Named Executive Officers (other than CEO)
Steven G. Crane(13)	154,314	*
Peter L. Gray(14)	95,203	*
William R. McLennan(15)	200,836	*
David J. Riley(16)	99,675	*
Scott D. Smith(17)	22,166	*
All current executive officers and directors, as a group (11 persons)(18)	1,534,516	3.3%

*	Less than 1%
(1)	For purposes of this table, beneficial ownership is determined by rules promulgated by the Securities and Exchange Commission (the “SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after October 15, 2009, through the exercise of any stock option or other right (“Presently Exercisable Options”). The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. The Company believes that each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of Common Stock listed as owned by such person or entity unless noted otherwise. Unless otherwise indicated, the address of each person listed in the table is c/o ModusLink Global Solutions, Inc., 1100 Winter Street, Waltham, MA 02451.
(2)	Number of shares deemed outstanding includes 45,777,430 shares of Common Stock as of October 15, 2009, plus any shares subject to Presently Exercisable Options held by the person in question.
(3)

Based solely on information provided in a Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC on February 9, 2009, Dimensional has shared dispositive power with respect to such shares and sole voting power with respect to 2,724,941 shares. Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishing investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are collectively referred to as the “Funds.” As a result of its role as investment advisor or investment manager to the Funds, Dimensional may be deemed to be the beneficial owner of the 2,811,471 shares of Common Stock held by the Funds. However, Dimensional does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held by the Funds and Dimensional disclaims beneficial ownership of such securities. Dimensional’s address is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746.

(4)	Based solely on information provided in a Schedule 13G filed by Barclay’s Global Investors, NA (“Barclay’s”) with the SEC on February 5, 2009, Barclay’s has sole dispositive power with respect to such shares and sole voting power with respect to 2,234,718 shares. Barclay’s address is 400 Howard Street, San Francisco, CA 94105.
(5)	Based solely on information provided in a Schedule 13G filed by Schneider Capital Management Corporation (“Schneider”) with the SEC on February 13, 2009, Schneider has sole dispositive power with respect to such shares and sole voting power with respect to 1,280,337 shares. Schneider’s address is 460 E. Swedesford Rd., Suite 2000, Wayne, PA 19087.
(6)	Consists of shares which may be acquired by Mr. Bay pursuant to Presently Exercisable Options.
(7)	Consists of shares which may be acquired by Ms. Breen pursuant to Presently Exercisable Options.
(8)	Includes 24,798 shares which may be acquired by Mr. Johnson pursuant to Presently Exercisable Options.
(9)	Includes 31,998 shares which may be acquired by Mr. Jules pursuant to Presently Exercisable Options.
(10)	Includes 404,902 shares which may be acquired by Mr. Lawler pursuant to Presently Exercisable Options.
(11)	Includes 24,798 shares which may be acquired by Mr. Lucente pursuant to Presently Exercisable Options.
(12)	Includes 31,998 shares which may be acquired by Mr. Mardy pursuant to Presently Exercisable Options.
(13)	Includes 61,560 shares which may be acquired by Mr. Crane pursuant to Presently Exercisable Options.
(14)	Includes 60,664 shares which may be acquired by Mr. Gray pursuant to Presently Exercisable Options.
(15)	Includes104,299 shares which may be acquired by Mr. McLennan pursuant to Presently Exercisable Options.
(16)	Includes 53,497 shares which may be acquired by Mr. Riley pursuant to Presently Exercisable Options.
(17)	Mr. Smith’s employment with ModusLink Corporation ended on February 6, 2009.
(18)	Includes 862,210 shares which may be acquired pursuant to Presently Exercisable Options.

PROPOSAL 1

ELECTION OF DIRECTORS

The current Board of Directors has seven members and is divided into three classes. A class of Directors is elected each year for a three-year term. The current term of the Company’s Class I Directors will expire at the 2009 Meeting. The nominees for Class I Director are Francis J. Jules, Joseph C. Lawler and Michael J. Mardy, each of whom currently serves as a Class I Director and is available for re-election at the 2009 Meeting. If any of Messrs. Jules, Lawler or Mardy is elected at the 2009 Meeting, such individual will serve for a term of three years that will expire at the Company’s 2012 Annual Meeting of Stockholders and until such individual’s successor is elected and qualified. The persons named as proxies will vote for each of Messrs. Jules, Lawler and Mardy for election to the Board as a Class I Director unless the proxy card is marked otherwise.

Each of Messrs. Jules, Lawler and Mardy has indicated willingness to serve, if elected; however, if prior to his re-election he becomes unable to serve, the persons named as proxies may vote the proxy for a substitute nominee. The Board has no reason to believe any of Messrs. Jules, Lawler or Mardy will be unable to serve if elected.

The Board of Directors recommends that the stockholders vote FOR the Nominees listed below.

Biographical and certain other information concerning the members of the Board of Directors of the Company and the nominees for election as a member of the Board of Directors are set forth below:

Class I Director Nominees for a three year term expiring at the 2012 Annual Meeting

Francis J. Jules, age 52. Mr. Jules has served as a Director of the Company since February 2003 and as presiding director since August 2006. Mr. Jules has served as President and Chief Executive Officer of AT&T Advertising Solutions, a subsidiary of AT&T, Inc., a local telephone and access provider, since September 2007. From November 2005 until September 2007, Mr. Jules served as Senior Vice President, Network Integration, AT&T Operations, Inc. From February 2003 to November 2005, Mr. Jules served as President, SBC Global Markets East, a subsidiary of SBC Communications, Inc., a data, voice and Internet service provider.

Joseph C. Lawler, age 59. Mr. Lawler has served as a Director of the Company since August 2004. Mr. Lawler has served as President and Chief Executive Officer of the Company since August 2004, and also became Chairman in August 2006. From 1995 to March 2004, Mr. Lawler served in various positions with R.R. Donnelley & Sons Company, a provider of full-service global print solutions, most recently as Executive Vice President. While at R.R. Donnelley, Mr. Lawler had management responsibilities for logistics, financial, direct mail and international operations.

Michael J. Mardy, age 60. Mr. Mardy has served as a Director of the Company since May 2003. Since July 2003, Mr. Mardy has served as Executive Vice President and Chief Financial Officer of Tumi, Inc., a retailer of prestige luggage and business accessories. Mr. Mardy is also a director and chairman of the audit committee of Green Mountain Coffee Roasters, Inc.

Class II Directors Continuing in Office until the 2010 Annual Meeting

Anthony J. Bay, age 54. Mr. Bay has served as a Director of the Company since September 2002. Mr. Bay is a private venture capital investor and advisor to technology companies. In April 2005, Mr. Bay co-founded MOD Systems, a privately held technology company which provides digital media on demand systems for retailers, where Mr. Bay presently serves as Chairman and Chief Executive Officer. From 2000 to 2006, Mr. Bay served on the Board of Directors of Loudeye Corporation, including the role of Chairman of the Board from 2003 to 2006. Loudeye was listed on Nasdaq until acquired by Nokia Corporation in October 2006. From 2002 to 2005, Mr. Bay served as Director and Chairman of the Board of Active24, a pan-European webhosting company listed on the OSLO Stock Exchange until sold to Mamut, a Norwegian company. From 1994 to 2000, Mr. Bay worked for Microsoft Corporation, last serving as Vice President and General Manager of Microsoft’s Digital Media Division and a member of Microsoft’s executive staff. From 1986 to 1994, Mr. Bay worked for Apple Computer, last serving as General Manager of Workgroup Systems. Mr. Bay is also a director of The Verno Group, a biofuels services and integration company.

Virginia G. Breen, age 45. Ms. Breen has served as a Director of the Company since April 2001. Since August 1995, Ms. Breen has been General Partner of Blue Rock Capital, L.P., a venture capital firm, which she co-founded, that invests in information technology and service businesses. Ms. Breen has also been a General Partner with Sienna Ventures, a venture capital firm that invests in information technology and service businesses since 2002. In addition, Ms. Breen serves as a Director/Trustee of four hedge funds, equity funds and real estate investment trusts that are associated with Bank of America/US Trust Company, N.A. and 12 hedge funds and equity funds associated with UBS Alternative Investments US.

Edward E. Lucente, age 69. Mr. Lucente has served as a Director of the Company since April 2006. From January 1998 to December 2000, Mr. Lucente served as President, Chief Executive Officer and Chairman of the Board of QMS, Inc., a developer, manufacturer, and supplier of document printing solutions. From 1991 to 1993, Mr. Lucente served as Executive Vice President of Northern Telecom (Nortel), a designer and manufacturer of telephone and IP-optimized networks. From 1961 to 1991, Mr. Lucente served in various senior management positions with International Business Machines Corporation (IBM), including President of the Information Products Division; Group Executive, Marketing, Services and Sales; and President and Chairman of IBM’s Asia-Pacific operations. Mr. Lucente is also a Trustee Emeritus of Carnegie Mellon University.

Class III Director Continuing in Office until the 2011 Annual Meeting

Thomas H. Johnson, age 60. Mr. Johnson has served as a Director of the Company since April 2006. Since January 2009, Mr. Johnson has served as the Chief Executive Officer of The Taffrail Group, LLC, an international advisory firm. From November 2005 to the present, Mr. Johnson has been Managing Partner of THJ Investments, L.P., a private investment entity. Mr. Johnson served as Chairman and Chief Executive Officer of Chesapeake Corporation, a specialty packaging manufacturer, from August 1997 to November 2005. Mr. Johnson is also a director of Coca Cola Enterprises, Inc., Mirant Corporation and Universal Corporation.

CORPORATE GOVERNANCE AND BOARD MATTERS

The Company maintains a corporate governance page on its website which includes key information about its corporate governance initiatives, including its Code of Business Conduct and Ethics, Corporate Governance Guidelines, and charters for each of the Audit Committee, Human Resources and Compensation Committee and Nominating and Corporate Governance Committee of the Board of Directors. The corporate governance page can be found by clicking on “Governance” under the Investor Relations tab on our website at www.moduslink.com.

The Company has policies and practices that promote good corporate governance and are compliant with the listing requirements of the Nasdaq Stock Market LLC (“Nasdaq”) and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	The Board of Directors has adopted clear corporate governance policies;

•	A majority of the Board members are independent of the Company and its management;

•	All members of the key Board committees—the Audit Committee, the Human Resources and Compensation Committee, and the Governance Committee—are independent;

•	The independent members of the Board of Directors meet regularly without the presence of management;

•

The Company has a clear code of business conduct and ethics and that applies to all employees, is monitored by its internal audit function and Chief Compliance Officer and is annually affirmed by its employees;

•	The charters of the Board committees clearly establish their respective roles and responsibilities;

•

The Company has an ethics hotline available to all employees, and the Company’s Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal accounting controls, or auditing matters;

•

The Company’s internal audit control function maintains critical oversight over the key areas of its business and financial processes and controls, and reports directly to the Company’s Audit Committee; and

•	The Company also has stock ownership guidelines for its non-employee Directors and executive officers.

Independence of Members of Board of Directors

The Board of Directors has determined that each of Anthony J. Bay, Virginia G. Breen, Thomas H. Johnson, Francis J. Jules, Edward E. Lucente and Michael J. Mardy, constituting a majority of the Directors of the Company, satisfies the criteria for being an “independent director” under the standards of Nasdaq and has no material relationship with the Company other than by virtue of service on the Board of Directors.

Corporate Governance and Board and Committee Meetings

During the fiscal year ended July 31, 2009 (“fiscal 2009”), the Board of Directors held 13 meetings (including by telephone conference). During fiscal 2009, each incumbent Director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of the committees on which he or she served. During fiscal 2009, all of the independent Directors of the Company met regularly, either in an executive session of a regularly scheduled Board meeting or as the Governance Committee, outside of the presence of the non-independent Director and executive officers of the Company. The Company’s Directors are strongly encouraged to attend the Company’s Annual Meeting of Stockholders. All of the Company’s Directors serving at the time of the 2008 Annual Meeting of Stockholders attended such meeting.

The Board has five standing committees: the Audit Committee, the Human Resources and Compensation Committee, the Governance Committee, the Technology Committee and the Business Development Committee. In addition, in August 2006, the Company established the position of presiding director. The duties of the presiding director, as set forth in the Company’s Corporate Governance Guidelines, as amended to date, include (i) chairing any meeting of the independent Directors in executive session, (ii) facilitating communications between other members of the Board and the Chairman and Chief Executive Officer (however, each Director is free to communicate directly with the Chairman and Chief Executive Officer), (iii) in the event a stockholder seeks to communicate with the Board of Directors, accepting and responding to such communications in conjunction with the Chairman and Chief Executive Officer, and (iv) working with the Chairman and Chief Executive Officer (a) in the preparation of the agenda for each Board meeting, (b) in scheduling the time devoted to matters at each Board meeting and (c) as required, in determining the need for special meetings of the Board. The appointment of presiding director rotates among the independent Directors, but no more frequently than annually, and the Board periodically reviews the matter to determine if and when a rotation is advisable. The presiding director is currently Mr. Jules, who has served in this role since August 2006.

Audit Committee

The Board of Directors has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, which assists the Board of Directors in fulfilling its responsibilities to stockholders concerning the Company’s financial reporting and internal controls and facilitates open communication among the Audit Committee, Board of Directors, outside auditors and management. The Audit Committee discusses with management and the Company’s outside auditors the financial information developed by the Company, the Company’s systems of internal controls and the Company’s audit process. The Audit Committee is solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The independent auditors meet with the Audit Committee (both with and without the presence of the Company’s management) to review and discuss various matters pertaining to the audit, including the Company’s financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by the Company. The Audit Committee oversees the internal audit functions and the senior-most internal auditor reports directly to the Audit Committee. The Audit Committee pre-approves all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor. The Audit Committee coordinates the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee is charged with establishing procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting, internal accounting controls or auditing matters. The Audit Committee reviews all related party transactions on an ongoing basis and all such transactions must be approved or ratified by the Audit Committee. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which can be found under the “Investor Relations—Governance” section of the Company’s website at www.moduslink.com. The contents of our website are not part of this Proxy Statement, and our internet address is included in this document as an inactive textual reference only. The Audit Committee consists of Anthony J. Bay, Thomas H. Johnson, Francis J. Jules and Michael J. Mardy (Chair), each of whom is independent as defined in applicable Nasdaq listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended. The Board of Directors has determined that Michael J. Mardy is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. The Audit Committee met 11 times during fiscal 2009.

Human Resources and Compensation Committee

The Board of Directors has a Human Resources and Compensation Committee (the “Compensation Committee”), which administers the Company’s 2004 Stock Incentive Plan, 2002 Non-Officer Employee Stock Incentive Plan, 2000 Stock Incentive Plan, 1986 Stock Option Plan and Amended and Restated 1995 Employee Stock Purchase Plan, as well as the Company’s cash incentive plans, performance-based restricted stock program and other equity-based awards. The Compensation Committee approves salaries, bonuses and other compensation arrangements and policies for the Company’s executive officers, including the Chairman, President and Chief Executive Officer. The Compensation Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which can be found under the “Investor Relations—Governance” section of the Company’s website at www.moduslink.com. The Compensation Committee consists of Virginia G. Breen, Francis J. Jules (Chair), Edward E. Lucente and Michael J. Mardy, each of whom is an independent Director as determined in accordance with the Compensation Committee charter and applicable Nasdaq Global Market rules. The Compensation Committee met 6 times during fiscal 2009.

The Company’s Chairman, President and Chief Executive Officer and Executive Vice President and General Counsel (who is responsible for the Company’s human resources department) regularly attend Compensation Committee meetings to provide information and recommendations regarding the Company’s executive compensation program. The Chairman, President and Chief Executive Officer formulates and presents recommendations regarding any change in the base salary, bonus, equity compensation and other benefits of other executive officers, but the Compensation Committee is not bound by such recommendations and the Compensation Committee ultimately approves the compensation of all executive officers. In addition, the Executive Vice President and General Counsel, and members of the human resources staff compile relevant data at the request of the Compensation Committee. Other than making recommendations and participating in discussions regarding the compensation of other executive officers, the Company’s Chairman, President and Chief Executive Officer generally does not play a role in determining the amount or form of executive compensation. The Compensation Committee generally meets in executive sessions without any member of management present when discussing compensation matters pertaining to the Chairman, President and Chief Executive Officer and, at times, on other compensation-related matters. The Compensation Committee also reviews with the Board of Directors (other than Mr. Lawler), the compensation of the Chairman, President and Chief Executive Officer, prior to taking final action. The Chairman, President and Chief Executive Officer does not make proposals or recommendations regarding his own compensation.

In addition, to the extent permitted by applicable law and the provisions of a particular equity-based incentive plan, the Board of Directors has delegated authority to the Chairman, President and Chief Executive Officer to grant stock options to non-executive employees within certain limits, including a prohibition on making grants to direct reports and per person limits, which authority is generally used to facilitate making new hire grants and to recognize promotions or reward special accomplishments and achievements. In addition, the Compensation Committee approves the number of shares included in an annual stock option pool for annual grants to non-executive employees and thereafter the Chairman, President and Chief Executive Officer is authorized to determine the amounts, recipients and date of grant of the annual stock option grants to non-executive employees. In addition, the Board of Directors has authorized Mr. Lawler to make restricted stock awards to non-executive employees in an amount not to exceed 1,000 shares in any one instance, and 10,000 shares in the aggregate in any fiscal year.

In fiscal 2005, the Company retained Hewitt Associates LLC (“Hewitt”) as an independent advisor reporting to the Compensation Committee on executive compensation matters. During fiscal 2009, Hewitt provided independent advice on compensation matters pertaining to the named executive officers and our other executives as requested by management or the Compensation Committee. During fiscal 2009, Hewitt reviewed with the Compensation Committee the overall executive compensation landscape, conducted a review of all elements of our executive compensation program, including bonus, long-term incentives, supplemental benefits, perquisites and severance, and provided a competitive review of compensation levels for a selected group of senior executive positions, including the named executive officers. Hewitt’s findings were delivered in early fiscal year 2010, and were taken into consideration in making fiscal year 2010 executive compensation determinations. Hewitt has acted as an advisor to the Compensation Committee and also has provided, with the knowledge and consent of the Compensation Committee, advice and expertise to management on matters to be presented by management to the Compensation Committee. A representative of Hewitt attended a meeting of the Compensation Committee during fiscal 2009 and was available to meet with the Compensation Committee, on occasion, outside of the presence of management. The Company has not retained Hewitt to provide any other services to the Company. The Compensation Committee reviews executive compensation on an ongoing basis and consults with Hewitt as deemed necessary. The Compensation Committee’s practice is to engage Hewitt to conduct a comprehensive review of executive compensation every two years. In intervening years, it is the Compensation Committee’s practice to adjust the data from the prior year, as it deems necessary, to reflect typical cost of living and inflationary effects.

The Compensation Committee also annually reviews with the Chief Executive Officer the results of the Company’s management succession planning activities as it relates to his direct reports, and shares its findings with the full Board of Directors.

Nominating and Corporate Governance Committee

The Board of Directors has a Nominating and Corporate Governance Committee (the “Governance Committee”), which makes recommendations to the Board of Directors concerning all facets of the Director-nominee selection process, develops and recommends to the Board of Directors corporate governance principles applicable to the Company and oversees the evaluation of the Board of Directors and management. The Governance Committee has the authority to engage such independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities. The Governance Committee is responsible for overseeing an annual self-evaluation of the Board of Directors to determine whether it and its committees are functioning effectively and determines the nature of the evaluation, supervises the conduct of the evaluation and prepares an assessment of the performance of the Board of Directors, which is discussed with the Board of Directors. The Governance Committee also oversees the Company’s enterprise risk management program and activities. The Governance Committee, at the request of the Board of Directors, periodically reviews and makes recommendations to the Board of Directors relating to management succession planning, including policies and principles for Chief Executive Officer selection and performance review, as well as policies regarding succession in the event of an emergency or the retirement of the Chief Executive Officer. The Board of Directors has adopted a written charter for the Governance Committee, a copy of which can be found under the “Investor Relations—Governance” section of the Company’s website at www.moduslink.com.

In recommending candidates for election to the Board of Directors, the Governance Committee considers nominees recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. The Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Governance Committee would recommend the candidate for consideration by the full Board of Directors. The Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. The Board of Directors requires that all nominees for the Board of Directors have a reputation for integrity, honesty and adherence to high ethical standards. In addition, nominees should also have demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company. The Governance Committee will consider nominees for the Board of Directors recommended by stockholders in accordance with the Second Amended and Restated Bylaws of the Company (the “Bylaws”).

Stockholders wishing to propose Director candidates for consideration by the Governance Committee may do so by writing, by deadlines specified in the Company’s Bylaws, to the Secretary of the Company and providing information concerning the nominee and his proponent(s) specified in the Company’s Bylaws. The Company’s Bylaws set forth further requirements for stockholders wishing to nominate director candidates for consideration by stockholders including, among other things, that a stockholder must give timely written notice of an intent to make such a nomination to the Secretary of the Company. See “Proposals of Stockholders for 2010 Annual Meeting and Nomination of Directors” in this Proxy Statement for more information.

The Governance Committee consists of Anthony J. Bay, Virginia G. Breen (Chair), Thomas H. Johnson, Francis J. Jules, Edward E. Lucente and Michael J. Mardy, each of whom is independent as defined in applicable Nasdaq listing standards. The Governance Committee met 3 times during fiscal 2009.

Technology Committee

The Board of Directors has a Technology Committee, which provides strategic guidance and oversight to the Company’s strategy regarding venture capital investing and evaluates and approves investment proposals for the Company’s venture capital activities. The Technology Committee consists of Anthony J. Bay (Chair), Virginia G. Breen and Joseph C. Lawler. The Technology Committee met 14 times during fiscal 2009.

Business Development Committee

In fiscal 2009, the Board of Directors established a Business Development Committee, which assists the Board of Directors in its review of potential strategic transactions, including mergers and acquisitions and acts as a resource for management in management’s review and evaluation of such potential transactions. The Business Development Committee consists of Thomas H. Johnson, Francis J. Jules, Joseph C. Lawler (Chair) and Edward E. Lucente. The Business Development Committee met 5 times during fiscal 2009.

Director Stock Ownership Guidelines

The Compensation Committee has adopted stock ownership guidelines for Directors and executive officers, which guidelines are discussed under “Executive Compensation—Related Policies and Considerations—Stock Ownership Guidelines” below.

Stockholder Communications with the Board of Directors

Stockholders may send written communications to the Board of Directors, the presiding director or any individual member of the Board to the following address: c/o Secretary, ModusLink Global Solutions, Inc., 1100 Winter Street, Waltham, Massachusetts 02451. The Company will forward all such correspondence accordingly, except for mass mailings, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED 1995 EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors believes that it is in the best interest of the Company to provide employees with an opportunity to purchase common stock through payroll deductions. Accordingly, on September 23, 2009, the Board of Directors adopted resolutions, subject to stockholder approval, to approve an amendment (the “ESPP Amendment”) to the Company’s Amended and Restated 1995 Employee Stock Purchase Plan, as amended (the “ESPP”), to increase the number of shares of Common Stock authorized for issuance under the ESPP from 300,000 shares to 600,000 shares. The Board has adopted the ESPP Amendment because the number of shares currently available under the ESPP is insufficient to satisfy the expected future share requirements thereunder.

As of July 31, 2009, 17,705 shares of Common Stock were available for issuance under the ESPP. If stockholders approve the ESPP Amendment, 317,705 shares, less any shares issued at the completion of an offering period ending October 31, 2009, will be available for issuance under the ESPP. Because participation in the ESPP is voluntary, the Company cannot now determine the number of shares of Common Stock to be purchased by any particular individual or group of individuals. The ESPP is generally available only to U.S.-based employees of the Company and its subsidiaries. As of July 31, 2009, approximately 1,100 employees were eligible to participate in the ESPP. The Company currently intends to expand participation in the ESPP to the rest of its global workforce in fiscal 2010, subject to compliance with local laws. As of July 31, 2009, the Company and its subsidiaries had approximately 4,200 employees worldwide who would be eligible for the ESPP if participation were expanded.

Summary of the ESPP

The following summary of the ESPP is qualified in its entirety by reference to the full text of the ESPP, a copy of which is attached as Appendix I to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC’s home page (www.sec.gov).

The ESPP qualifies as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). All employees of the Company, including directors of the Company who are employees, and all the employees of any participating subsidiaries whose customary employment is more than 20 hours per week and for more than five months in any calendar year are eligible to participate in the ESPP. Non-employee directors are not eligible to participate in the ESPP. Employees who would immediately after the grant own 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary are not eligible to participate.

The ESPP provides for a participating employee’s authorization of the Company’s deduction of funds from an employee’s pay for the purchase of shares of Common Stock on a given date. For any offering period, a participant may authorize a payroll deduction from his or her compensation of (i) between 1% and 10% in increments of 1% or (ii) any whole dollar amount not less than $20 per pay period or $100 per offering period. The Company offers shares of Common Stock to eligible employees during offering periods which coincide with the Company’s fiscal quarters.

Participation in the ESPP is voluntary and dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the ESPP are not determinable.

On the first day of each offering period, the participant is deemed to receive an option to purchase up to, but no more than, the number of shares of Common Stock calculated by dividing the closing market price of the Common Stock on the first trading day of the offering period into $6,250. In addition, no participant shall be permitted to purchase shares of common stock under the ESPP at a rate which exceeds $25,000 in fair market value (measured at the time the option is granted) of such stock for each calendar year. On the last trading day of the offering period, the participant’s option will be automatically exercised and the participant’s account will be used to buy shares of Common Stock at a price equal to 85% of the closing price of the Common Stock on either (i) the first trading day of the offering period or (ii) the last trading day of the offering period, whichever is lower.

An employee’s participation in the ESPP will be terminated when the employee (i) voluntarily elects to withdraw his or her entire account, (ii) resigns or is discharged from the Company or (iii) dies. Upon termination of participation, the employee will be paid an amount equal to his or her accumulated payroll deductions. The withdrawing employee shall not be entitled to rejoin the ESPP until the first day of the offering period immediately following the offering period in which the employee terminates his or her participation. Upon the death of a participant, his or her account shall be paid or distributed to the beneficiary or beneficiaries designated by such participant, or in the absence of such designation, to the executor or administrator of his or her estate. Participants’ rights under the ESPP may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the participant, are exercisable only by the participant. The Board may amend, alter or terminate the ESPP at any time.

The ESPP is currently being administered by the Compensation Committee. All questions of interpretation or application of the ESPP are determined in the sole discretion of the Board of Directors or the Compensation Committee, and its decisions are final and binding upon all participants. Members of the Board of Directors who are eligible employees are permitted to participate in the ESPP, but may not vote on any matter affecting the administration of the ESPP or the grant of any option pursuant to the ESPP. No member of the Board of Directors who is eligible to participate in the ESPP may be a member of the committee appointed to administer the ESPP. No charges for administrative or other costs may be made against the payroll deductions of a participant in the ESPP. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the ESPP.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to purchases made under the ESPP and with respect to the sale of Common Stock acquired under the ESPP. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants. In general, a participant will not recognize taxable income upon enrolling in the ESPP or upon purchasing shares of Common Stock at the end of an offering. Instead, if a participant sells Common Stock acquired under the ESPP at a sale price that exceeds the price at which the participant purchased the Common Stock, then the participant will recognize taxable income in an amount equal to the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock. A portion of that taxable income will be ordinary income, and a portion may be capital gain.

If the participant sells the Common Stock more than one year after acquiring it and more than two years after the date on which the offering commenced (the “Grant Date”), then the participant will be taxed as follows. If the sale price of the Common Stock is higher than the price at which the participant purchased the Common Stock, then the participant will recognize ordinary compensation income in an amount equal to the lesser of:

(i) fifteen percent (15%) of the fair market value of the Common Stock on the Grant Date; and

(ii) the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock.

Any further income will be long-term capital gain. If the sale price of the Common Stock is less than the price at which the participant purchased the Common Stock, then the participant will recognize long-term capital loss in an amount equal to the excess of the price at which the participant purchased the Common Stock over the sale price of the Common Stock.

If the participant sells the Common Stock within one year after acquiring it or within two years after the Grant Date (a “Disqualifying Disposition”), then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the price at which the participant purchased the Common Stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the Common Stock over the fair market value of the Common Stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the sale price of the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Common Stock for a shorter period.

Tax Consequences to the Company. The offering of Common Stock under the ESPP will have no tax consequences to the Company. Moreover, in general, neither the purchase nor the sale of Common Stock acquired under the ESPP will have any tax consequences to the Company except that the Company will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant upon making a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

The Board of Directors recommends that the stockholders vote FOR the adoption of the amendment to the ESPP.

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed KPMG LLP, an independent registered public accounting firm, to audit the Company’s consolidated financial statements for the fiscal year ending July 31, 2010, and recommends that the stockholders vote for ratification of such appointment. If the stockholders do not ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm, the appointment will be reconsidered by the Audit Committee. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests. A representative of KPMG LLP, which served as the Company’s independent registered public accounting firm in fiscal 2009, is expected to be present at the 2009 Meeting, to be available to respond to appropriate questions from stockholders and to make a statement if he or she desires to do so.

The Board of Directors recommends that the stockholders vote FOR the ratification of KPMG LLP to serve as the Company’s independent registered public accounting firm for the current fiscal year.

ADDITIONAL INFORMATION

Management

Officers are elected annually by the Board of Directors and serve at the discretion of the Board of Directors. Set forth below is information regarding the current executive officers of the Company.

Name	Age	Position
Joseph C. Lawler	59	Chairman, President and Chief Executive Officer
Steven G. Crane	52	Chief Financial Officer
Peter L. Gray	41	Executive Vice President, General Counsel and Secretary
William R. McLennan	51	President, Global Operations, ModusLink Corporation
David J. Riley	39	Executive Vice President, Corporate Development

Joseph C. Lawler has served as President and Chief Executive Officer of the Company and as a director since August 2004, and also became Chairman in September 2006. From 1995 to March 2004, Mr. Lawler served in various positions with R.R. Donnelley & Sons Company, a provider of full-service global print solutions, most recently as Executive Vice President. While at R.R. Donnelley, Mr. Lawler had management responsibilities for logistics, financial, direct mail and international operations.

Steven G. Crane has served as Chief Financial Officer of the Company since April 2007. From April 2007 until June 2008, Mr. Crane also served as Treasurer of the Company. Prior to joining the Company, Mr. Crane served as President of FT Interactive Data Corporation, a division of International Data Corporation, a provider of various financial data and proprietary information, from August 2006 until August 2007 where he was responsible for overall management of the division. Mr. Crane also served as Chief Financial Officer of Interactive Data Corporation from 1999 until August 2006, where he was responsible for all finance functions.

Peter L. Gray has served as Executive Vice President and General Counsel of the Company since March 2002 and as Secretary since December 2005. Mr. Gray served as Vice President and Assistant General Counsel of the Company from December 2000 to March 2002 and Associate General Counsel of the Company from June 1999 to December 2000. Mr. Gray served as Assistant General Counsel of Cambridge Technology Partners (Massachusetts), Inc. from February 1999 to June 1999. From September 1993 to January 1999, Mr. Gray was an attorney at Hale and Dorr LLP (now Wilmer Cutler Pickering Hale and Dorr LLP), where he was elected a junior partner in May 1998.

William R. McLennan has served as President, Global Operations, ModusLink Corporation, since June 2008. Mr. McLennan joined ModusLink Corporation in February 2005 and served as President, Asia-Pacific Operations of ModusLink Corporation until January 2006. From January 2006 until June 2008, Mr. McLennan served as President, International Business Unit of ModusLink Corporation. From June 2004 to February 2005, Mr. McLennan served as a partner of Onyx Capital Ventures, a private equity investment firm where he oversaw certain investments. From June 2003 to April 2004, Mr. McLennan served as President of R.R. Donnelley Logistics, a supply chain management company where he was responsible for overall management of the company. From August 2001 to May 2003, Mr. McLennan was Chief Operating Officer and Chief Financial Officer of R.R. Donnelley Logistics. From April 2000 to June 2001, Mr. McLennan served as the Co-President of Packtion Corporation, an internet technology business, where he oversaw all operations.

David J. Riley has served as Executive Vice President, Corporate Development of the Company since April 2007. From June 2006 until April 2007, Mr. Riley served as Interim Chief Financial Officer and Treasurer of the Company. From March 2006 until June 2006, Mr. Riley served as Special Assistant to the Chief Executive Officer of the Company. Mr. Riley served in various capacities within the Company’s finance department from March 2000 to June 2006, including as Director of Finance from February 2001 to April 2003 and as Vice President, Finance from April 2003 to March 2006. Prior to joining the Company in 2000, Mr. Riley was a member of the Audit practice with Ernst & Young LLP. Mr. Riley is a Certified Public Accountant.

There are no family relationships between any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Messrs. Lawler, Crane, Gray and McLennan are also officers of many of the Company’s subsidiaries.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary of Analysis

As set forth below, the Company’s compensation philosophy for fiscal 2009 was to set executive compensation at the 50th percentile relative to our established peer group. We do this in order to have our compensation reflect the market for the talented professionals that we seek to employ. We attempt to align our executives’ compensation with the interests of our stockholders by tying incentive compensation very closely to Company performance. Our performance-based annual cash bonus plan is tied to the key financial metric that the Company uses to assess its business performance and where the minimum, yet challenging performance thresholds that are set by the Compensation Committee are not attained, no bonus is paid under the program. Conversely, the bonus plan provides for increasing levels of payout for performance at higher levels. Our compensation package also includes the award of stock options, so that our executives are rewarded, along with our stockholders, when the market price of our stock appreciates. Our use of performance-based restricted stock awards, which are only granted if a targeted level of financial performance is met, also reinforces a pay-for-performance culture. Our use of perquisites is modest and we consider our severance benefits, discussed elsewhere in this proxy statement, to reflect market practice and to be reasonable. We engage an outside compensation consultant to assist the Compensation Committee with its compensation review and consider peer group data. In addition, the Compensation Committee periodically reviews tally sheets, as further discussed below, in order to take a holistic view of the compensation of our executives.

Executive Compensation Objectives

Our executive compensation program is designed to meet the following objectives:

•	Attract and retain executive officers who contribute to our success;

•	Align compensation with our business mission, strategy and goals; and

•	Motivate and reward high levels of performance.

These objectives collectively seek to link compensation to overall company performance, which helps to ensure that the interests of our executives are aligned with the interests of our stockholders. These objectives serve as guiding principles in compensation program design.

Our compensation philosophy is to set our target total compensation (base salary, bonus and long term incentives) at the 50th percentile for similarly situated individuals at companies we consider to be our peers and competitors for talented individuals such as our executives.

Components of Executive Compensation

The principal components of compensation for our Chairman, President and Chief Executive Officer, our Chief Financial Officer, our three other most highly compensated executive officers and one individual who would have been among the three most highly compensated executive officers but for the fact that he was not serving as an executive officer at the end of fiscal 2009, who we refer to collectively as the “named executive officers,” consist of base salary, performance-based annual cash bonus, equity grants of both stock options and performance-based restricted stock, limited perquisites and other benefits. Each component is described in more detail below. As discussed under “Corporate Governance and Board Matters” earlier in this Proxy Statement, we have engaged Hewitt as a compensation consultant to assist us in determining these compensation levels.

Base Salary

Base salary is the fixed component of an executive’s annual cash compensation and supports our compensation objectives to attract and retain talented executives and adequately compensate and reward them for services rendered during the fiscal year. Changes in base salary are typically considered based on subjective evaluation of individual performance during our annual performance review process which takes place in our fiscal first quarter. Assessment of individual performance includes achievements and performance of the applicable operating unit or function for which the executive is responsible. In addition, from time to time, adjustments are made to base salaries during the fiscal year in light of promotions, added responsibilities or in reaction to changes in the market for an individual possessing the skills and abilities required by our executives. Our Chairman, President and Chief Executive Officer recommends compensation adjustments for the other named executive officers, which adjustments are considered and are subject to approval by the Compensation Committee. The process for compensation adjustments for our Chairman, President and Chief Executive Officer is described in the section titled “Chairman, President and Chief Executive Officer Compensation Decisions” below.

Base salaries were reviewed during the first quarter of fiscal 2009, and given the state of the economy, it was determined that no changes in base salary would be made for fiscal 2009.

Performance-Based Annual Cash Bonus

Each year, the Compensation Committee establishes an Executive Management Incentive Plan, which provides cash incentives for our executives. This plan supports our compensation objectives by focusing on annual financial and operating results and enabling our target total compensation to remain competitive within the marketplace for executive talent. Each named executive officer has a target bonus award for each plan year. Target bonus awards are expressed as a percentage of the base salary paid to the named executive officer during that plan year. The Compensation Committee generally selects bonus amounts for the named executive officers such that target total compensation approximates the 50th percentile of comparable positions at our peer companies. For fiscal 2009, the target bonus percentages for the named executive officers were 125% for Mr. Lawler, 70% for Mr. Crane, 80% for Messrs. McLennan and Smith, 50% for Mr. Riley and 60% for Mr. Gray.

For fiscal 2009, the Compensation Committee adopted the Fiscal Year 2009 Executive Management Incentive Plan (the “2009 MIP”). The 2009 MIP covered our executive officers, including executives of ModusLink Corporation, and was to be funded based on the Company’s consolidated business performance, with a minimum threshold level established, as discussed below. The 2009 MIP was designed to recognize and reward the achievement of financial, business and management goals that were deemed essential to the success of the Company and its subsidiaries. As designed, the bonus payments under the 2009 MIP could range from 0% to 200% of an individual’s target bonus, based on business and individual performance and the discretion of the Compensation Committee. No payment was to be made unless the consolidated non-GAAP operating income (“NGOI”) threshold, as discussed below, was met.

The 2009 MIP design contemplated both financial achievements and personal goals and objectives in order to compute the percentage of target achieved. For Mr. Lawler, 100% of his bonus target was dependent upon the achievement of consolidated financial goals by the Company. For Messrs. Crane, McLennan, Riley, Gray and Smith, 80% of each executive’s target bonus was dependent upon the achievement of consolidated financial goals by the Company. For all named executive officers other than Mr. Lawler, attainment of personal goals and objectives was weighted to 20% of their target bonus. Mr. Crane’s personal goals and objectives related to the financial management of the Company, certain cost initiatives and matters related to investor relations. Mr. McLennan’s personal goals and objectives related to driving operational improvements, increasing operational efficiency and increasing client satisfaction. Mr. Riley’s personal goals and objectives related to certain corporate development initiatives. Mr. Gray’s personal goals and objectives related to implementation of certain corporate governance matters, improvement of commercial agreements and review and revision of certain human resources related practices and policies. Mr. Smith’s personal goals and objectives related to improvement of the sales pipeline, certain sales training initiatives and new client development.

The financial metrics upon which the 2009 MIP was based were the achievement of a certain level of NGOI and revenue. We define NGOI as operating income excluding net charges related to depreciation, restructuring, amortization of intangible assets and stock-based compensation and non-cash charges. Management uses NGOI as a supplemental measure to evaluate our operations, as the Company believes that by excluding non-operational and non-cash items, management and investors gain an enhanced understanding of the underlying baseline operating results of the business. In September 2008, the Compensation Committee established consolidated NGOI and revenue “threshold,” “target” and “maximum” levels for assessment of performance and payout of bonuses under the 2009 MIP. As to these levels, the “threshold” for consolidated NGOI was established at $50.0 million; the “target” was set at $65.0 million and the “maximum” was set at $80.0 million, in each case after giving effect to the payment of bonuses. Revenue levels under the 2009 MIP consisted of a “threshold” of $1.175 billion, “target” of $1.28 billion and “maximum” of $1.39 billion. Consolidated NGOI served as the “gate” under the 2009 MIP, so that unless the threshold level was attained, no payment would be made under the 2009 MIP. Accordingly, payment of any component of the 2009 MIP, whether for attainment of financial or personal goals, was dependent upon attainment of at least the consolidated NGOI threshold amount. Payouts for the various components would scale from 0% to 100% between the threshold and the target levels and from 100% to 200% between the target and the maximum levels. In the Compensation Committee’s view, the objectives established were challenging, in that they could be achieved only with improved and substantial effort, as the various levels of performance represented an 8%, 41% and 73% increase over the $46.2 million of NGOI reported by the Company for fiscal 2008 and a 10%, 20% and 30% increase over the $1.068 billion of revenue reported by the Company for fiscal 2008.

For fiscal 2009, the Company reported consolidated NGOI of $47.1 million and revenue of $1.009 billion. As the level of performance for NGOI was below the threshold established by the Compensation Committee for the 2009 MIP, no bonuses were paid to the named executive officers under the 2009 MIP for NGOI, revenue (which was also below the threshold level) or personal goals, as is reflected in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation.” No discretion was exercised by the Compensation Committee with respect to this determination.

Equity Grants

A key component of our executives’ compensation takes the form of equity grants, both stock options and performance-based restricted stock.

Our long-term equity incentives support our compensation objectives by rewarding the achievement of long-term business objectives that benefit our stockholders and helping us retain a successful and tenured management team. Our executive compensation program has, to a great extent, historically relied on equity components to meet its objectives.

Stock options

Historically, our equity program for executive officers was comprised of stock options with the size and value of awards based on position and market compensation data. The Compensation Committee believes that stock options align the interests of our executive officers with those of investors and rewards the executives for enhancing our stock valuation, and serve as a retention vehicle. As part of the named executive officers’ compensation, these individuals are typically awarded stock options (i) upon initial hiring, (ii) annually, on the third business day after the release of earnings for the fiscal year and (iii) periodically, in the event of promotions, added responsibilities and exemplary performance. Options are granted with an exercise price equal to the fair market value on the date of grant, which is set at the closing price of the common stock on the date of grant, and generally vest over 4 years, with 25% vesting after one year and 1/48th of the grant vesting each month thereafter provided that the recipient is an employee of the Company or one of its subsidiaries on each vesting date. With respect to certain options granted to Messrs. Lawler and McLennan, these options vest over five years, with 20% vesting on each of the first five anniversaries of the date of grant provided that the recipient is an employee of the Company or one of its subsidiaries on each vesting date. Options expire seven years after they are granted, except in the case of earlier termination by their terms. The number of shares underlying an option grant is determined relative to market practice and in line with the goal of setting target total compensation at the 50th percentile. In determining the size of option grants made during fiscal 2009, we reviewed market information provided by Hewitt in May 2007.

All stock options grants made to the named executive officers in fiscal 2009 are included in the table titled “Grants of Plan-Based Awards for Fiscal 2009,” and represent annual awards given on the third business day after the release of earnings for fiscal 2008, other than a grant of an option to Mr. Lawler on August 23, 2008, which is discussed below in the section titled “Equity Grants to Mr. Lawler.”

Performance-Based Restricted Stock

In fiscal 2004, we began awarding a mixture of stock options and shares of restricted stock to executive officers in line with what the Compensation Committee believed to be an emerging industry practice and to further align management with the interests of stockholders. For fiscal 2006, again in response to emerging best practices, the Compensation Committee modified its practice with respect to awarding restricted stock and adopted a performance-based restricted stock program, under which executive officers would be granted a predetermined number of shares of restricted stock in the event that the Company achieved a certain level of financial performance. The Compensation Committee believes that performance-based restricted stock aligns the interests of our executive officers with those of investors, rewards the executives for enhancing our stock valuation and serves as a retention vehicle.

For fiscal 2009, the Compensation Committee established the FY2009 Performance Based Restricted Stock Bonus Plan, pursuant to which a predetermined number of shares of restricted stock would be granted to executive officers (on the third day after the release of earnings results for fiscal 2009) in the event that a certain level of financial performance was attained. Mr. Lawler was not a participant under this plan. The awards were targeted at 15,000 shares each, in the case of Messrs. McLennan and Smith, and 9,000 shares each, in the cases of Messrs. Crane, Riley and Gray. The number of shares underlying the performance-based restricted stock awards were determined relative to market practice and in line with the goal of setting target total compensation at the 50th percentile.

The Compensation Committee set the financial performance target under the FY2009 Performance Based Restricted Stock Bonus Plan at $65.0 million of NGOI (“Target NGOI”), after giving effect to any payments under the 2009 MIP. In the Compensation Committee’s view, the objective established for award of the shares of restricted stock was challenging, in that it would be achieved only with substantial effort as the level of performance required for issuance of the shares represented a 41% increase over the $46.2 million of NGOI reported by the Company in fiscal 2008.

No shares were granted to the named executive officers under the FY2009 Performance Based Restricted Stock Bonus Plan, as Target NGOI performance was not met.

Restricted Shares

The Company also awards shares of restricted stock coincident with the commencement of employment or in recognition of a promotion, added responsibilities, exemplary performance, to address market factors or to serve as a means to retain and motivate management. Restricted stock awards typically vest in three approximately equal installments on each of the first three anniversaries of the date of grant, provided that the recipient is an employee of the Company or one of its subsidiaries on each vesting date. With respect to certain restricted stock awards to Messrs. Lawler and McLennan, these awards vest in five approximately equal installments, subject to the employment condition stated in the prior sentence.

In fiscal 2009, Messrs. Crane, Smith and Riley received restricted stock awards of 15,000, 15,000 and 10,000 shares, respectively, each vesting in three equal annual installments. Mr. Riley’s award was made in recognition of his efforts leading the Company’s Corporate Development efforts in completing two acquisitions in fiscal 2008. Messrs. Crane’s and Smith’s awards were made after a review of their equity holdings.

The Compensation Committee determined that moving forward an element of annual equity compensation will take the form of restricted stock awards vesting annually over a three year period. We believe that adding restricted stock awards to our annual compensation package helps keep our compensation competitive with the marketplace and provides retentive value.

Equity Grants to Mr. Lawler

In August 2004, we hired Mr. Lawler as President and Chief Executive Officer. The Compensation Committee used a compensation consultant to advise it with respect to Mr. Lawler’s initial compensation arrangement. In addition to cash compensation, we agreed to make a series of equity grants to Mr. Lawler, in an aggregate number equal to 2% of our outstanding shares of Common Stock (on a fully diluted basis) on August 2, 2004. These grants are to be made over a five-year period and are in a ratio of 60% stock options (with an exercise price equal to the fair market value of our Common Stock on the date of grant) and 40% shares of restricted stock. Initial grants of an option to purchase 270,000 shares of Common Stock and an award of 180,000 shares of restricted stock were made in August 2004. Thereafter, on each of the first five anniversaries of Mr. Lawler’s date of hire, provided he was still employed by us, he was entitled to receive an additional option to purchase 67,452 shares of Common Stock and 44,968 shares of restricted stock. Annual equity grants were made to Mr. Lawler on August 23,

2005, August 23, 2006, August 23, 2007, August 23, 2008 and August 23, 2009 pursuant to the terms of Mr. Lawler’s compensation arrangement. All equity grants made to Mr. Lawler pursuant to his initial employment arrangement vest in five equal installments on each of the first five anniversaries of the date of grant. Mr. Lawler’s equity grants reflected the Compensation Committee’s view of the market for an executive of his qualifications at the time of his hiring. The grants were structured in this way in light of the condition of our business at the time of his hiring, having just completed a major acquisition, and provide Mr. Lawler with an incentive to increase stockholder value.

Perquisites and other benefits

We believe that the perquisites provided to the named executive officers are reasonable and modest compared to the general market. To the extent we offer any perquisites, we do so in order to be competitive with the market. Each of the named executive officers receive automobile allowances as a term of his employment and 401(k) matching benefits consistent with those offered to all other participating employees. With respect to 401(k) matching, this practice was temporarily suspended for all employees, including the named executive officers, in February 2009, and will be reinstated in November 2009.

In connection with Mr. McLennan’s relocation to the United States at the conclusion of his overseas assignment in July 2008, the Company reimbursed him for certain moving expenses and provided him with temporary housing, a portion of which expenses were incurred in fiscal 2009.

From time to time, we have awarded discretionary cash bonuses based on, for example, exemplary performance or the assumption of additional responsibilities. No such bonuses were awarded to any named executive officers in fiscal 2009.

Benchmarking

The Compensation Committee reviews executive compensation relative to marketplace norms on a regular basis and has followed a practice of refreshing this data every two years, most recently in 2007. The 2007 data was considered when setting fiscal 2008 compensation. For fiscal 2009, the 2007 data was “aged” by 3% in order to approximate how such information would have been updated had an entirely new study been conducted. The Compensation Committee evaluates the competitiveness of our total direct compensation relative to two data sources. One data source, which we refer to as our Custom Peer Group, consists of companies which provide outsourced services and solutions. These companies are:

•	Acxiom Corporation

•	Advo, Inc.

•	Automatic Data Processing, Inc.

•	CDW Corporation

•	Celestica Inc.

•	Ceridian Corporation

•	Convergys Corporation

•	Deluxe Corporation

•	Digital River, Inc.

•	DST Systems Inc.

•	eFunds Corp.

•	Flextronics International Ltd.

•	GSI Commerce, Inc.

•	Merrill Corporation

•	R.R. Donnelley & Sons Company

•	Solectron Corporation

•	Sykes Enterprises Inc.

With the assistance of Hewitt, we developed our Custom Peer Group by considering companies included in Hewitt’s Total Compensation Database, competitors identified by internal resources and industry and equity analysts, and companies identified in proxy disclosures as peers of companies reviewed.

The second data source we considered in setting fiscal 2008 compensation, and which was “aged” by 3% in fiscal 2009, was a broad-based general industry group that included the 348 companies with annual revenues below $3 billion in Hewitt’s Total Compensation Database. With respect to this second source, data was regressed to reflect our revenue level, in order to draw what the Compensation Committee believes to be appropriate comparisons to our executives’ compensation.

For each of our named executive officers, in fiscal 2007 we reviewed their compensation against similar positions in both data sources. We found that in aggregate, our target total compensation falls at the market median (i.e., within 10% of the median) relative to the Custom Peer Group, whereas it falls slightly above the market median relative to the general industry survey cut. In mid-2009 the Company updated its benchmarking data and engaged in a full compensation review with Hewitt in order to set fiscal year 2010 compensation. The details of this process will be included in the proxy statement for the 2010 Annual Meeting of Stockholders

Tally Sheets

The Compensation Committee periodically reviews all components of compensation for our Chairman, President and Chief Executive Officer and the other named executive officers, including salary, bonus, current value of all stock options and restricted shares outstanding, the dollar value and cost to us of all perquisites and benefits and the actual projected payout obligations under potential termination, severance and change-in-control scenarios. A tally sheet detailing the above components and scenarios with their respective dollar amounts was prepared by management for each of our named executive officers and other executives and reviewed by the Compensation Committee in October 2008. The Compensation Committee believes, based on this review, that the compensation of the named executive officers is reasonable. In addition, the Compensation Committee believes that the differences between the compensation of our Chairman, President and Chief Executive Officer and that of the other named executive officers is appropriate based on similar differences found in market data.

Chairman, President and Chief Executive Officer Compensation Decisions

The Compensation Committee coordinates the annual performance evaluation of our Chairman, President and Chief Executive Officer with the independent members of our Board. The evaluation is based on objective criteria, including the performance of the business, accomplishment of reported goals and strategic objectives and the development of management. There is no formula applied or weighting of these factors and the Compensation Committee considers the Chairman, President and Chief Executive Officer’s performance in its totality. The evaluation is used by the Compensation Committee in determining our Chairman, President and Chief Executive Officer’s cash compensation (base salary and bonus), which is also reviewed with the independent members of the Board prior to final approval by the Compensation Committee. The equity components of Mr. Lawler’s compensation were determined at the time of his initial hiring, based on market information gathered during the recruitment process and reflected our determination of the equity compensation required to attract and retain a Chief Executive Officer of Mr. Lawler’s experience and capability at that time.

Input from Management

Our Chairman, President and Chief Executive Officer and our Executive Vice President and General Counsel, who is responsible for human resources matters, provide information and recommendations regarding our executive compensation program to our Compensation Committee, as is described in the “Corporate Governance and Board Matters—Human Resources and Compensation Committee” section above.

Related Policies and Considerations

Employment, Termination of Employment and Change-In-Control Agreements

Each of our executive officers is an employee-at-will, meaning that his employment may be terminated at any time and for any reason. We have entered into severance benefit agreements with each of our named executive officers, which are described under the heading “Potential Payments Upon Termination or Change-in-Control” later in this Proxy Statement. During fiscal 2007, the Compensation Committee retained Hewitt to conduct a review of our severance benefits, including change-in-control protections. Based on that review, we standardized the severance benefits of the named executive officers, with certain exceptions for pre-existing arrangements. In addition, based on that review, we believe that the severance benefits we offer to our executives are competitive with similarly situated individuals and companies. With respect to termination of employment absent a change-in-control, we believe that the benefits we offer are in line with the markets in which we compete, and we offer these benefits to attract and retain our executives. Regarding change-in-control benefits, we have structured these benefits as a “double trigger” meaning that the benefits are only paid in the event of, first, a change-in-control transaction, and second, the loss of employment within one year after the transaction. We decided to offer these benefits in order to provide an incentive for our executives to remain in our employ in the event of such a transaction.

Stock Ownership Guidelines

In September 2008, the Compensation Committee adopted stock ownership guidelines for our executive officers and Directors. The Compensation Committee believes that it is appropriate for the executive officers and directors to hold equity in the Company. Under these guidelines, the Chief Executive Officer’s ownership requirement is set at three times his annual salary, other executive officers’ ownership requirement is set at two times their respective annual salaries and the Directors’ requirement is set at two times the annual retainer. All individuals will have five years from the later of the adoption of the guidelines or his or her first appointment as an executive officer or election as a Director to reach these ownership levels. In computing the amounts owned, the Company will consider the value of shares owned outright, unvested restricted stock held by the individual, and in-the-money vested options. Compliance will be measured at the end of each calendar year.

Tax and Accounting Implications

Under Section 162(m) of the Internal Revenue Code, certain executive compensation in excess of $1 million paid to certain officers of a public company is not deductible for federal income tax purposes unless the executive compensation is awarded under a performance-based plan approved by stockholders. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible. The Compensation Committee intends, to the extent practicable, to preserve deductibility under the Internal Revenue Code of compensation paid to our executive officers while maintaining compensation programs that support attraction and retention of key executives.

Stock options awarded to executive officers under our stock option plans, which were approved by stockholders, and shares of restricted stock awarded under our performance-based restricted stock program are performance-based and are potentially deductible for us. Restricted stock awards that are not performance based do not qualify for the performance-based exception to Section 162(m) of the Internal Revenue Code, but the Compensation Committee believes that the retention benefit derived outweighs any tax benefit that might otherwise be obtained.

The compensation that we pay to the named executive officers is expensed in our financial statements as required by U.S. generally accepted accounting principles. As one of many factors, the Compensation Committee considers the financial statement impact in determining the amount of, and allocation among the elements of, compensation. We account for stock-based compensation in accordance with the requirements of the Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718 (formerly Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment”).

Compensation Committee Report

The Human Resources and Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on this review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

HUMAN RESOURCES AND COMPENSATION COMMITTEE

Francis J. Jules, Chair

Virginia G. Breen

Edward E. Lucente

Michael J. Mardy

The information contained in the foregoing report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference into any of the Company’s previous or future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent specifically incorporated by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

SUMMARY COMPENSATION TABLE

The following table sets forth certain information concerning fiscal 2009, fiscal 2008 and fiscal 2007 compensation of our Chairman, President and Chief Executive Officer, our Chief Financial Officer, the three other most highly compensated executive officers of the Company at the end of fiscal 2009 and one individual who would have been among the three most highly compensated executive officers but for the fact that he was not serving as an executive officer at the end of fiscal 2009. Collectively, we refer to all of these individuals as the “named executive officers.” The amounts shown in the Stock Awards and Option Awards columns below represent the accounting expense that we recognized under U.S. GAAP during fiscal 2009, fiscal 2008 and fiscal 2007 for awards made in such years and in prior years, not the actual amounts paid to or realized by the named executive officers during fiscal 2009, fiscal 2008 and fiscal 2007. The aggregate accounting value amount as of the grant date for stock awards and stock options generally is spread over the number of months of service required for the grant to vest. The amount disclosed disregards estimates of forfeitures of awards that are otherwise included in our financial statement reporting for such awards. There can be no assurance that the amounts shown in the table below will ever be realized by the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)
Joseph C. Lawler Chairman, President and Chief Executive Officer	2009	645,000	0	790,817	815,976	0	13,488	(5)	2,265,281
	2008	639,808	0	790,817	733,582	0	37,583		2,201,790
	2007	602,462	0	790,341	643,246	1,306,044	24,778		3,366,871

Steven G. Crane(6) Chief Financial Officer	2009	400,000	0	326,389	189,012	0	13,474	(5)	928,875
	2008	396,731	0	283,704	163,365	0	18,836		862,636
	2007	102,404	225,000	77,525	38,599	0	3,000		446,528

William R. McLennan President, Global Operations, ModusLink Corporation	2009	450,000	0	294,595	328,256	0	70,398	(7)	1,143,249
	2008	402,139	0	238,955	286,144	0	316,414		1,243,652
	2007	376,519	0	220,997	257,324	402,300	153,005		1,410,145

David J. Riley Executive Vice President, Corporate Development	2009	238,000	0	138,081	78,685	0	11,237	(8)	466,003
	2008	235,989	0	107,370	83,924	0	11,746		439,029
	2007	220,014	100,000	66,297	87,083	198,605	8,757		680,756

Peter L. Gray Executive Vice President, General Counsel and Secretary	2009 2008 2007	300,000 302,308 248,292	0 0 0	60,689 78,743 84,695	67,559 86,105 110,341	0 0 213,759	13,615 16,075 15,543	(5)	441,863 483,231 672,630

Scott D. Smith President, Sales and Marketing, ModusLink Corporation(9)	2009 2008 2007	209,231 396,731 102,404	0 120,000 0	(41,072 230,204 63,258)	88,705 152,279 35,618	0 0 97,144	212,593 21,569 0	(10)	469,457 920,783 298,424

(1)	Reflects the fiscal 2009, fiscal 2008 and fiscal 2007 expense for restricted stock and performance-based restricted stock awards granted to the named executive officers. The fair value of these awards is based on the closing price of our Common Stock on the date of grant. The restricted stock awards vest according to specific schedules, ranging from three years to five years. Shares of our Common Stock covered by the performance-based restricted stock awards are issued following the end of the fiscal year if applicable performance objectives are met and are subject to a three year vesting schedule thereafter. Mr. Smith forfeited 39,334 shares of restricted stock in fiscal 2009.
(2)

Reflects the fiscal 2009, fiscal 2008 and fiscal 2007 expense for stock option awards granted to the named executive officers. For options granted prior to August 1, 2005, the fair value for these options was estimated as of the date of grant using a Black-Scholes option-pricing model. For stock options granted on or after August 1, 2005, the fair value of each award is estimated as of the date of grant using a binomial valuation model. Additional information regarding the assumptions used to estimate the fair value of all stock option awards is included in Note 14 to Consolidated Financial Statements contained in our Annual Report on Form 10-K for fiscal 2009, in Note 17 to Consolidated Financial Statements contained in our Annual Report on Form 10-K for fiscal 2008, and in Note 14 to Consolidated Financial Statements contained in our Annual Report on Form 10-K for fiscal 2007. Except for the stock options granted to Mr. Lawler and certain options granted to Mr. McLennan, which vest in five approximately equal annual installments, each of the options vests as to 25% one year from the date of grant and as to 1/48th of the shares each month thereafter, provided that the recipient remains employed by the Company or one of its subsidiaries on such dates. Mr. Smith forfeited approximately 80,750 stock option awards in fiscal 2009.

(3)	Represents amounts paid under the Company’s Fiscal 2009, Fiscal 2008 and Fiscal 2007 Executive Management Incentive Plans. No payments were made under the Fiscal 2009 or 2008 Executive Management Incentive Plan.
(4)	Amounts set forth in this column represent employer 401(k) plan matching cash contributions, in addition to the other items noted in the applicable footnote. The Company temporarily suspended its practices of providing a 401(k) matching contribution in February 2009.
(5)	Includes a $12,000 automobile allowance.
(6)	Mr. Crane joined the Company in April 2007.
(7)	Includes a $12,000 automobile allowance and $56,847 in relocation expenses paid by the Company in connection with the conclusion of Mr. McLennan’s expatriate assignment.
(8)	Includes a $9,000 automobile allowance.
(9)	Mr. Smith joined ModusLink Corporation in April 2007, and his employment with ModusLink Corporation ended on February 6, 2009.
(10)	Includes a $6,000 automobile allowance from August 2008 through January 2009, $191,209 in severance payments made pursuant to a Severance Agreement and General Release with the Company, and $15,385 in unused vacation time paid to Mr. Smith at the conclusion of his employment.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2009

The following table sets forth summary information regarding grants of plan-based awards made to the named executive officers in fiscal 2009.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Date	Committee/ Board Approval Date	Threshold ($)	Target ($)	Maximum ($)	Target (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)*		All Other Option Awards: Number of Securities Underlying Options (#)(4)*		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Joseph C. Lawler	(6)	(6)	0	806,250	1,612,500
						n/a
	8/23/2008	8/23/2004					44,968	(7)				562,100
	8/23/2008	8/23/2004							67,452	(8)	11.81	331,864

Steven G. Crane	(6)	(6)	0	280,000	560,000
	9/24/2008	9/24/2008				9,000						95,940
	10/2/2008	9/24/2008					15,000					129,600
	10/2/2008	9/24/2008							30,000		8.64	108,000

William R. McLennan	(6)	(6)	0	360,000	720,000
	9/24/2008	9/24/2008				15,000						159,900
	10/2/2008	9/24/2008							20,000		8.64	72,000

David J. Riley	(6)	(6)	0	119,000	238,000
	9/24/2008	9/24/2008				9,000						95,940
	10/2/2008	9/24/2008					10,000					86,400
	10/2/2008	9/24/2008							10,000		8.64	36,000

Peter L. Gray	(6)	(6)	0	180,000	360,000
	9/24/2008	9/24/2008				9,000						95,940
	10/2/2008	9/24/2008							15,000		8.64	54,000

Scott D. Smith(9)	(6)	(6)	0	0	0
	9/24/2008	9/24/2008				15,000						159,900
	10/2/2008	9/24/2008					15,000					129,600
	10/2/2008	9/24/2008							30,000		8.64	108,000

*	Equity awards to the named executive officers during fiscal 2009 were made pursuant to the 2000 Stock Incentive Plan (for restricted stock awards) and 2004 Stock Incentive Plan (for stock option awards).
(1)	Non-equity awards were to be made pursuant to our FY2009 Executive Management Incentive Plan. The threshold amount is 0% of target, as no payment is made if target is not met and maximum is 200% of target. No payment was made under this plan. See “Compensation Discussion and Analysis” for a discussion of the plan.
(2)	Equity awards were subject to satisfaction of conditions of the FY2009 Performance-Based Restricted Stock Bonus Plan. As the financial metric established in connection with the plan was not met, no award was made under this plan. The maximum award is equal to the target. Mr. Lawler is not a participant under this plan. See “Compensation Discussion and Analysis” for a discussion of the plan.
(3)

Unless otherwise noted, the restricted stock awards vest 33 1/3% on each of the first three anniversaries of the date of grant, provided that the recipient remains employed by the Company or one of its subsidiaries on each such date. The vesting of these restricted stock awards is accelerated under certain circumstances. See “Potential Payments Upon Termination or Change-in-Control” below.
(4)

Unless otherwise noted, stock option awards vest as to 25% on the first anniversary of the date of grant and as to 1/48th of the shares on each monthly anniversary thereafter, provided that the recipient remains employed by the Company or one of its subsidiaries on each such date. The vesting and exercisability of the options is accelerated under certain circumstances. See “Potential Payments Upon Termination or Change-in-Control” below.

(5)	The grant date fair value of “all other stock awards” is computed based on a value per share of $8.64 on October 2, 2008 for all recipients other than Mr. Lawler. In accordance with U.S. GAAP, the grant date fair value of the stock award to Mr. Lawler is computed based on a value per share of $12.50 on August 23, 2004, Mr. Lawler’s date of hire. The grant date fair value of “all other option awards” is computed based on a value per share of $4.92 on August 23, 2008 for Mr. Lawler and $3.60 on October 2, 2008 for all other recipients. For accounting purposes under U.S. GAAP, “equity incentive plan awards” are initially valued at the time the plan is approved and individual targets are established (and in the event of new hires, upon commencement of employment), and are then expensed quarterly until the shares are issued or it is probable that the performance metric will not be met, at which time the compensation expense would be reversed. The grant date fair value of the “equity incentive plan awards” is computed based on a value per share of $10.66 on September 24, 2008. Subsequent to the end of fiscal 2009, it was determined that the financial metric required for awards to be made under the equity incentive plan had not been met and accordingly the target grants were not issued and the compensation expense was reversed. All per share amounts are computed in accordance with ASC 718.
(6)	The Compensation Committee approved the bonus target percentages for the named executive officers on September 24, 2008. The Compensation Committee approved the terms of the FY2009 Executive Management Incentive Plan on October 30, 2008.
(7)	Restricted stock award vests as to 20% of the shares covered thereby on each of the first five anniversaries of the date of grant, provided the recipient remains employed by the Company or one of its subsidiaries on each such date.
(8)	Stock option award vests and becomes exercisable as to 20% of the shares subject to the option on each of the first five anniversaries of the date of grant, provided the recipient remains employed by the Company or one of its subsidiaries on each such date.
(9)	Mr. Smith’s employment with ModusLink Corporation ended on February 6, 2009. As a term of the Fiscal 2009 Executive Management Incentive Plan, a participant must be employed on the date of payment to be eligible to receive an award under the plan. Accordingly, Mr. Smith ceased to be eligible for an award under the plan when his employment ceased. Mr. Smith’s target bonus under the plan would have been $0, $320,000 and $640,000 at threshold, target and maximum, respectively, had he been employed for the entire fiscal year.

Employment Arrangements of Named Executive Officers

We do not have agreements with any of the named executive officers which guarantee employment for a set term, and accordingly, all of the named executive officers are employees at will. We have entered into certain severance agreements with our named executive officers, as discussed in “Potential Payments Upon Termination or Change-in-Control.”

Joseph C. Lawler

On August 23, 2004, Joseph C. Lawler was appointed President and Chief Executive Officer of the Company and in August 2006 was named Chairman of the Company. In connection with his employment, Mr. Lawler and the Company entered into an employment offer letter which set forth his initial compensation terms and his equity grants. A description of Mr. Lawler’s equity grants, which have been made in accordance with the employment offer letter, is contained in the “Compensation Discussion and Analysis” section above.

Other Named Executive Officers

We entered into employment offer letters with each of our other named executive officers when they commenced their employment. These letters generally set forth base salary, target bonus and other compensatory matters, such as initial equity grants.

On June 4, 2008, ModusLink Corporation modified the compensation package of William R. McLennan, President, Global Operations of ModusLink Corporation, in recognition of his change in responsibility effective June 1, 2008 from President,

International Business Unit of ModusLink Corporation to his current position. In connection with his promotion, Mr. McLennan and ModusLink Corporation entered into a letter agreement, which modified his compensation package to increase his annualized base salary from $400,000 to $450,000, effective June 1, 2008.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR END

The following table sets forth summary information regarding the outstanding equity awards granted to each of the named executive officers as of the end of fiscal 2009.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Joseph C. Lawler	216,000	54,000	(2)	12.50	8/22/2011	36,000	(3)	256,680
	40,471	26,981	(4)	17.40	8/23/2012	17,988	(5)	128,254
	26,980	40,472	(6)	10.30	8/23/2013	26,981	(7)	192,375
	13,490	53,962	(8)	16.10	8/22/2014	35,975	(9)	256,502
	0	67,452	(10)	11.81	8/22/2015	44,968	(11)	320,622

Steven G. Crane	36,562	28,438	(12)	21.40	4/23/2014	11,667	(13)	83,186	9,000	(14)	64,170
	9,166	10,834	(15)	13.60	9/27/2014	6,000	(16)	42,780
	0	30,000	(17)	8.64	10/1/2015	15,000	(18)	106,950

William R. McLennan	40,800	10,200	(19)	20.80	2/6/2012	6,800	(20)	48,484	15,000	(14)	106,950
	18,749	1,251	(21)	16.00	10/5/2012	6,667	(22)	47,536
	6,000	4,000	(23)	15.90	1/8/2013	6,667	(24)	47,536
	13,749	6,251	(25)	12.30	10/12/2013	20,000	(26)	142,600
	9,166	10,834	(27)	13.60	9/27/2014
	5,000	20,000	(28)	10.75	6/11/2015
	0	20,000	(29)	8.64	10/1/2015

David J. Riley	5,750	0		15.90	9/1/2010	3,333	(30)	23,764	9,000	(14)	64,170
	7,000	0		13.90	8/1/2011	6,000	(31)	42,780
	6,416	584	(32)	15.70	10/31/2012	10,000	(33)	71,300
	15,416	4,584	(34)	10.60	6/11/2013
	6,874	3,126	(35)	12.30	10/12/2013
	4,583	5,417	(36)	13.60	9/27/2014
	0	10,000	(37)	8.64	10/1/2015

Peter L. Gray	14,000	0		15.90	9/1/2010	1,667	(38)	11,886	9,000	(14)	64,170
	15,000	0		13.90	8/1/2011	3,334	(39)	23,771
	9,374	626	(40)	16.00	10/5/2012
	10,312	4,688	(41)	12.30	10/12/2013
	4,583	5,417	(42)	13.60	9/27/2014
	0	15,000	(43)	8.64	10/1/2015

Scott D. Smith	0	0				0			0

*	References to approximate share totals in the footnotes below relate to vesting schedules which may vary from time to time in order to account for rounding.

(1)	Based on the fair market value of our Common Stock on 7/31/2009 ($7.13 per share).
(2)	Stock option vesting with respect to 54,000 shares on 8/23/2009.
(3)	Restricted stock award vesting with respect to 36,000 shares on 8/23/2009.
(4)	Stock option vesting with respect to approximately 13,490 shares on each of 8/23/2009 and 8/23/2010.
(5)	Restricted stock award vesting with respect to approximately 8,994 shares on each of 8/23/2009 and 8/23/2010.
(6)	Stock option vesting with respect to approximately 13,491 shares on each of 8/23/2009, 8/23/2010 and 8/23/2011.
(7)	Restricted stock award vesting with respect to approximately 8,994 shares on each of 8/23/2009, 8/23/2010 and 8/23/2011.
(8)	Stock option vesting with respect to approximately 13,490 shares on each of 8/23/2009, 8/23/2010, 8/23/2011 and 8/23/2012.
(9)	Restricted stock award vesting with respect to approximately 8,994 shares on each of 8/23/2009, 8/23/2010, 8/23/2011 and 8/23/2012.
(10)	Stock option vesting with respect to approximately 13,490 shares on each of 8/23/2009, 8/23/2010, 8/23/2011, 8/23/2012 and 8/23/2013.
(11)	Restricted stock award vesting with respect to approximately 8,994 shares on each of 8/23/2009, 8/23/2010, 8/23/2011, 8/23/2012 and 8/23/2013.
(12)	Stock option vesting with respect to approximately 1,354 shares each month beginning 8/24/09 and ending on 4/24/2011.
(13)	Restricted stock award vesting with respect to 11,667 shares on 4/24/2010.
(14)	Represents potential payout of performance-based restricted stock, the award of which was conditional upon the Company meeting a certain financial goal in fiscal 2009. Following fiscal 2009, this award was not made as the Company did not meet the stated financial goal.
(15)	Stock option vesting with respect to approximately 417 shares each month beginning 8/28/2009 and ending on 9/28/2011.
(16)	Restricted stock award vesting with respect to 3,000 shares on each of 9/28/2009 and 9/28/2010.
(17)	Stock option vesting with respect to 7,500 shares on 10/2/09 and approximately 625 shares each month beginning on 11/2/2009 and ending on 10/2/2011.
(18)	Restricted stock award vesting with respect to 5,000 shares on each of 10/2/2009, 10/2/2010 and 10/2/2011.
(19)	Stock option vesting with respect to 10,200 shares on 2/7/2010.
(20)	Restricted stock award vesting with respect to 6,800 shares on 2/7/2010.
(21)	Stock option vesting with respect to 417 shares on each of 8/6/2009, 9/6/2009 and 10/6/2009.
(22)	Restricted stock award vesting with respect to approximately 3,333 shares on each of 9/28/2009 and 9/28/2010.
(23)	Stock option vesting with respect to 2,000 shares on each of 1/9/2010 and 1/9/2011.
(24)	Restricted stock award vesting with respect to approximately 3,333 shares on each of 9/28/2009 and 9/28/2010.
(25)	Stock option vesting with respect to approximately 417 shares each month beginning 8/13/2009 and ending on 10/13/2010.
(26)	Restricted stock award vesting with respect to 5,000 shares on each of 6/12/2010, 6/12/2011, 6/12/2012 and 6/12/2013.
(27)	Stock option vesting with respect to approximately 417 shares each month beginning 8/28/2009 and ending on 9/28/2011.
(28)	Stock option vesting with respect to 5,000 shares on each of 6/12/2010, 6/12/2011, 6/12/2012 and 6/12/2013.
(29)	Stock option vesting with respect to 5,000 shares on 10/2/2009 and approximately 417 shares each month beginning on 11/2/2009 and ending on 10/2/2012.
(30)	Restricted stock award vesting with respect to 3,333 shares on 4/13/2010.
(31)	Restricted stock award vesting with respect to 3,000 shares on each of 9/28/2009 and 9/28/2010.
(32)	Stock option vesting with respect to 146 shares on each of 8/1/2009, 9/1/2009, 10/1/2009 and 11/1/2009.
(33)	Restricted stock award vesting with respect to approximately 3,333 shares on each of 10/2/2009, 10/2/2010 and 10/2/2011.
(34)	Stock option vesting with respect to approximately 417 shares each month beginning 8/12/2009 and ending on 6/12/2010.
(35)	Stock option vesting with respect to approximately 208 shares each month beginning 8/13/2009 and ending on 10/13/2010.
(36)	Stock option vesting with respect to approximately 208 shares each month beginning 8/28/2009 and ending on 9/28/2011.
(37)	Stock option vesting with respect to 2,500 shares on 10/2/2009 and approximately 208 shares each month beginning on 11/2/2009 and ending on 10/2/2012.
(38)	Restricted stock award vesting with respect to 1,667 shares on 6/18/2010.
(39)	Restricted stock award vesting with respect to 1,667 shares on each of 9/28/2009 and 9/28/2010.
(40)	Stock option vesting with respect to approximately 209 shares on each of 8/6/2009, 9/6/2009 and 10/6/2009.
(41)	Stock option vesting with respect to approximately 312 shares each month beginning on 8/13/2009 and ending on 10/13/2010.
(42)	Stock option vesting with respect to approximately 208 shares each month beginning 8/28/2009 and ending on 9/28/2011.
(43)	Stock option vesting with respect to 3,750 shares on 10/2/2009 and approximately 313 shares each month beginning on 11/2/09 and ending on 10/2/2012.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2009

The following table summarizes the vesting of stock awards for each of the named executive officers during fiscal 2009. One of the named executive officers exercised stock options in fiscal 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Joseph C. Lawler	—	—	62,980	743,794
Steven G. Crane	—	—	14,667	76,348
William R. McLennan	—	—	21,466	139,640
David J. Riley	238	395	6,333	42,746
Peter L. Gray	—	—	4,999	39,991
Scott D. Smith	—	—	3,000	31,080

(1)	Represents the fair market value of the stock award on the date of vesting.

Potential Payments Upon Termination or Change-in-Control

We have entered into agreements with each of our named executive officers, which agreements provide for benefits in the event of termination of employment. These benefits vary based on whether the termination occurs before or within one year following a change in control of the Company.

Joseph C. Lawler

Mr. Lawler’s Executive Severance Agreement, dated August 23, 2004 (the “Agreement”), which was entered into at the time he commenced employment, provides in the event that his employment is terminated by the Company for a reason other than for Cause (as defined below) or by Mr. Lawler for Good Reason (as defined below), then the Company shall pay Mr. Lawler a one-time severance payment equal to 12 months of his then-current annual base salary plus his target bonus as in effect on his last day of employment. In addition, 50% of the portion of each of Mr. Lawler’s stock options and restricted stock awards made pursuant to his employment offer letter which would otherwise become vested on or before the first anniversary of the date his employment is terminated shall be immediately vested, such vested awards that were granted as restricted stock shall be free of restrictions and such vested awards that were granted as options shall remain exercisable for a period of six months following his last day of employment. In such case, the Company will also reimburse Mr. Lawler for the cost of COBRA for medical, dental and vision benefits for 12 months. In addition, the Agreement provides that in the event that his employment is terminated by the Company for a reason other than for Cause or by Mr. Lawler for Good Reason within 12 months following a Change of Control (as defined below), then the Company shall pay Mr. Lawler a one-time severance payment equal to 24 months of his then-current annual base salary plus two times his target bonus as in effect on his last day of employment. In addition, all of Mr. Lawler’s stock options and restricted stock awards made pursuant to his employment offer letter which are not then vested shall immediately vest as of the date of termination, and such vested awards that were granted as restricted stock shall be free of restrictions and such vested awards that were granted as options shall remain exercisable for a period of six months following his last day of employment. In such case, the Company will also reimburse Mr. Lawler for the cost of COBRA for medical, dental and vision benefits for 18 months. The Agreement also provides that if Mr. Lawler’s employment is terminated without Cause or for Good Reason, either before or after a Change of Control, he shall be entitled to a pro rata share of his earned target bonus, determined in accordance with the terms and provisions of the applicable bonus plan. In the event that any amounts payable to Mr. Lawler under the Agreement are characterized as “excess parachute payments” under Section 280G of the Internal Revenue Code, then Mr. Lawler may elect to reduce the severance payments or have a portion of the stock options or restricted stock not vest. On January 4, 2008, the Company and Mr. Lawler entered into an Amendment of Executive Severance Agreement (the “Amendment”), which amended the Agreement. The purpose of the Amendment was to address Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended, (the “Code”). The Amendment addresses timing of payments that could become due under the Agreement and modifies the “Good Reason” definition, both in accordance with Section 409A of the Code, and memorializes the parties’ intent to comply with Section 409A of the Code.

For the purposes of Mr. Lawler’s Agreement, terms are defined as follows:

“Cause” is defined as a good faith finding by a majority of the members of the Board of Directors of the Company (excluding Mr. Lawler), after giving Mr. Lawler an opportunity to be heard, of (i) gross negligence or willful misconduct by Mr. Lawler in connection with his employment duties, (ii) willful repeated and continued failure by Mr. Lawler (other than due to disability) to perform his duties or responsibilities required pursuant to his employment, after written notice and an opportunity to cure, (iii) mis- appropriation by Mr. Lawler of the assets or business opportunities of the Company, or its affiliates, having a material economic effect on the Company, (iv) embezzlement or other financial or other fraud committed by Mr. Lawler, (v) Mr. Lawler knowingly allowing any third party to commit any of the acts described in any of the preceding clauses (iii) or (iv), or (vi) Mr. Lawler’s conviction of, or entry of a plea of no contest with respect to, any felony or any crime involving moral turpitude. For the purposes of this Agreement, Mr. Lawler’s acts or omissions shall not be “willful” if conducted in good faith and with a reasonable belief that such conduct was in the best interests of the Company.

“Good Reason” is defined as: (i) the unilateral relocation by the Company of Mr. Lawler’s principal work place for the Company to a site more than 60 miles from Waltham, Massachusetts, (ii) a reduction in Mr. Lawler’s (A) then-current base salary without his consent, or (B) target bonus or a material reduction in benefits without Mr. Lawler’s consent, or unless other executive officers are similarly treated, (iii) material diminution of Mr. Lawler’s duties, authority or position as Chief Executive Officer of the Company, without his consent, (iv) any amendment following the date of the Amendment to the officer indemnification provisions contained in Article Ninth of the Company’s certificate of incorporation that materially reduces the indemnification benefits to Mr. Lawler, (v) the failure of the Company to assign and of any successor to assume the obligations of the Company under the Agreement or Mr. Lawler’s offer letter, (vi) the inability of the Company to grant any portion of the special awards when due, or (vi) the death or permanent and total disability (as defined in Section 22(e)(3) of the Code) of Mr. Lawler. Notwithstanding, Mr. Lawler shall not have “Good Reason” to voluntarily terminate his employment unless and until: (x) he provides notice to the Company of the event or condition constituting Good Reason not later than ninety (90) days after the occurrence thereof and (y) thirty (30) days shall have elapsed following such notice during which the Company has not remedied such event or condition.

“Change of Control” is defined as the first to occur of any of the following: (a) any person or group becomes the beneficial owner of a majority of the combined voting power of the then outstanding voting securities with respect to the election of the Board of Directors of the Company; (b) any merger, consolidation or similar transaction involving the Company, other than a transaction in which the stockholders of the Company immediately prior to the transaction hold immediately thereafter in the same proportion as immediately prior to the transaction not less than 50% of the combined voting power of the then voting securities with respect to the election of the Board of Directors of the resulting entity; or (c) any sale of all or substantially all of the assets of the Company.

Steven G. Crane, William R. McLennan and David J. Riley

Messrs. Crane, McLennan and Riley are parties to agreements entered into with each of them in July 2007 (the “Executive Severance Agreements”), which provide that in the event such individual’s employment is terminated by the Company, in the case of Messrs. Crane and Riley, or ModusLink Corporation, in the case of Mr. McLennan, without Cause (as defined below), then the executive officer will receive 12 months of continued base salary. In the event the executive officer’s employment is terminated by the Company without Cause (as defined below) or by the executive officer for Good Reason (as defined below) within one year after a Change of Control (as defined below) of the Company, then (i) the executive officer will receive (x) 12 months of continued base salary, and (y) his target bonus (each payable in 12 monthly installments) and (ii) all of the executive officer’s stock options which are then outstanding shall be immediately vested and shall remain exercisable for a period of 6 months following the executive officer’s last day of employment (but not to exceed the original term of such awards) and all of the executive officer’s restricted stock shall be immediately vested and free of restrictions. The Executive Severance Agreements are intended to comply with Section 409A of the Code. Also, under certain circumstances, in the event that any amounts payable to an executive officer under an Executive Severance Agreement would qualify as “excess parachute payments” under Section 280G of the Code, then we may not be obligated to pay to the executive officer that portion of the consideration that is payable as a result of the Change of Control as is necessary to eliminate any “excess parachute payments.”

For purposes of the Executive Severance Agreements, terms are defined as follows (in the case of Mr. McLennan, references to the Company in these definitions shall be deemed to be references to ModusLink Corporation):

“Cause” is defined as a good faith finding by the Board of Directors of the Company after giving the executive an opportunity to be heard, of: (i) gross negligence or willful misconduct by the executive in connection with his employment duties, (ii) failure by the executive to perform his duties or responsibilities required pursuant to his employment, after written notice and an opportunity to cure, (iii) mis-appropriation by the executive for his personal use of the assets or business opportunities of the Company, or its affiliates, (iv) embezzlement or other financial fraud committed by the executive, (v) the executive knowingly allowing any third party to commit any of the acts described in any of the preceding clauses (iii) or (iv), or (vi) the executive’s indictment for, conviction of, or entry of a plea of no contest with respect to, any felony.

“Good Reason” is defined as: (i) the unilateral relocation by the Company of the executive’s principal work place for the Company to a site more than 60 miles from the executive’s principal office, (ii) a material reduction in the executive’s then-current salary without the executive’s consent or (iii) material diminution of the executive’s duties, authority or responsibilities, without the executive’s consent. In order to establish “Good Reason” for a termination, the executive must provide notice to the Company of the existence of the condition giving rise to “Good Reason” within 90 days following the initial existence of the condition, and the Company has 30 days following receipt of such notice to remedy such condition.

“Change of Control” is defined as the first to occur of any of the following:

(A) the acquisition by an individual, entity or group (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), any acquisition directly from the Company shall not constitute a Change in Control; or

(B) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board of Directors of the Company (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the Executive Severance Agreement or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(C) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 40% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(D) the liquidation or dissolution of the Company.

Scott D. Smith

Mr. Smith was party to an Executive Severance Agreement with identical terms to that of Mr. McLennan. ModusLink Corporation entered into a Severance Agreement and General Release with Mr. Smith, effective February 6, 2009. Under this agreement, ModusLink Corporation agreed to pay Mr. Smith his base salary ($400,000) over the 12 months following the cessation of his employment on February 6, 2009, subject to the terms and conditions of the agreement.

Peter L. Gray

The Company also entered into an agreement with Mr. Gray in August 2002, which agreement was amended in July 2007. As amended to date, the agreement provides that in the event that his employment is terminated by the Company for a reason other than for Cause, then the Company shall pay Mr. Gray as severance pay his regular base salary, as in effect on his last day of employment, for one year following the termination date, payable in installments in accordance with the Company’s regular payroll practices, plus the bonus amount he would have been entitled to receive under the Company’s bonus plan then in effect for the fiscal year in which the termination occurred, determined in accordance with the applicable bonus plan (the “Bonus”), multiplied by a fraction, the numerator of which shall be the number of months that Mr. Gray was employed by the Company during the fiscal year in which his termination occurs and the denominator of which shall be twelve. In addition, the agreement provides that in the event that his employment is terminated by the Company for a reason other than for Cause or by Mr. Gray for Good Reason within one year following a Change of Control of the Company, then the Company shall pay Mr. Gray (i) a one-time severance payment equal to two times his then-current base salary and (ii) his Bonus multiplied by a fraction, the numerator of which shall be the number of months that Mr. Gray was employed by the Company during the fiscal year in which his termination occurs and the denominator of which shall be twelve. In the event of a termination of Mr. Gray’s employment giving rise to a severance payment under the agreement, Mr. Gray shall have the right to exercise any vested portion of the option granted to him in March 2002 within the 12-month time period following such termination. In addition, in the event Mr. Gray’s employment is terminated without Cause within one year following a Change of Control, all of his stock options which are then outstanding shall be immediately vested and shall remain exercisable for a period of 6 months following his last day of employment (but not to exceed the original term of such awards), and all of his restricted stock shall be immediately vested and free of restrictions. This agreement is intended to comply with Section 409A of the Code. Also, under certain circumstances, in the event that any amounts payable to Mr. Gray under this agreement would qualify as “excess parachute payments” under Section 280G of the Code, then we may not be obligated to pay to Mr. Gray that portion of the consideration that is payable as a result of the Change of Control as is necessary to eliminate any “excess parachute payments.” For purposes of Mr. Gray’s agreement, the definition of “Cause” is substantially similar to the definition of “Cause” in the Executive Severance Agreements, as set forth above, and the definitions of “Good Reason” and “Change of Control” are identical to those used in the Executive Severance Agreements.

The table below shows the estimated incremental value transfer to each named executive officer (other than Mr. Smith, whose employment ended on February 6, 2009, and as to whom information is provided above) under various scenarios relating to a termination of employment. The table below assumes that such termination occurred on July 31, 2009. The actual amounts that would be paid to any named executive officer can only be determined at the time of an actual termination of employment and would vary from those listed below.

Termination without Cause and without a Change in Control(1)									Termination without Cause or for Good Reason within One Year Following a Change in Control
	Salary ($)	Bonus ($)		Accele- rated Vesting of Stock Options ($)(2)	Accele- rated Vesting of Restricted Stock Awards ($)(2)	Other Benefits ($)		Total ($)	Salary ($)	Bonus ($)		Accele- rated Vesting of Stock Options ($)(2)(3)	Accele- rated Vesting of Restricted Stock Awards ($)(2)	Other Benefits ($)		Total ($)
Joseph C. Lawler	645,000	1,612,500	(4)	0	256,584	14,712	(5)	2,528,796	1,290,000	2,418,750	(4)	0	1,154,433	22,067	(5)	4,885,250
Steven G. Crane	400,000	0		n/a	n/a	n/a		400,000	400,000	280,000		0	232,916	n/a		912,016
William R. McLennan	450,000	0		n/a	n/a	n/a		450,000	450,000	360,000		0	286,155	n/a		1,096,155
David J. Riley	238,000	0						238,000	238,000	119,000		0	137,844	n/a		494,844
Peter L. Gray	300,000	180,000	(4)	n/a	n/a	n/a		480,000	600,000	180,000	(4)	0	35,657	n/a		815,657

(1)	Mr. Lawler’s agreement also provides for the same benefits in the event he terminates his employment for Good Reason.
(2)	Based on closing price of $7.13 per share on July 31, 2009.
(3)	Severance agreement provides for accelerated vesting of stock options, and “0” indicates that all stock options had exercise prices greater than the then current price of our Common Stock at July 31, 2009.
(4)	Includes pro rata earned bonus calculated assuming employment for 12 months and earned bonus at target.
(5)	Represents reimbursement of COBRA expenses.

On February 2, 2009, ModusLink Corporation entered into a Severance Agreement and General Release with Mr. Smith, President, Sales and Marketing of ModusLink Corporation, effective February 6, 2009. Subject to the terms of that agreement, Mr. Smith could receive his base salary of $400,000 paid out over a twelve-month period following his last day of employment on February 6, 2009.

Director Compensation

The table below sets forth certain information concerning our fiscal 2009 compensation of our Directors. The amounts shown in the Option Awards column below represents the accounting expense that we recognized under FASB 123(R) during fiscal 2009 for awards from prior years and fiscal 2009, not the actual amounts paid to or realized by our Directors during fiscal 2009. The FASB 123(R) amount as of the grant date for stock options is generally spread over the number of months of service required for the grant to vest. The amount disclosed disregards estimates of forfeitures of awards that are otherwise included in our financial statement reporting for such awards. There can be no assurance that the FASB 123(R) amounts listed below will ever be realized by our Directors.

DIRECTOR COMPENSATION FOR FISCAL 2009

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Anthony J. Bay	81,000	n/a	14,454	(2)	n/a	n/a	n/a	95,454
Virginia G. Breen	80,000	n/a	13,429	(3)	n/a	n/a	n/a	93,429
Thomas H. Johnson	71,500	n/a	51,155	(4)	n/a	n/a	n/a	122,655
Francis J. Jules	92,000	n/a	13,429	(5)	n/a	n/a	n/a	105,429
Edward E. Lucente	69,000	n/a	51,155	(6)	n/a	n/a	n/a	120,155
Michael J. Mardy	84,000	n/a	13,429	(7)	n/a	n/a	n/a	97,429

(1)	Options granted upon a Director’s initial election to the Board of Directors vest ratably on a monthly basis over three years and options granted thereafter, annually on the date of the annual meeting of stockholders, vest ratably on a monthly basis over a three year period, provided that the Director continues to serve as a member of our Board. For options granted prior to August 1, 2005, the fair value for these options was estimated as of the date of grant using a Black-Scholes option-pricing model. For stock options granted on or after August 1, 2005, the fair value of each award is estimated as of the date of grant using a binomial valuation model. Additional information regarding the assumptions used to estimate the fair value of all stock option awards is included in Note 14 to Consolidated Financial Statements contained in our Annual Report on Form 10-K for our fiscal year ended July 31, 2009.
(2)	Reflects the 2009 accounting expense recognized by the Company with respect to stock option awards granted in fiscal years 2006, 2007, 2008 and 2009. As of July 31, 2009, Mr. Bay had options (vested and unvested) to purchase an aggregate of 29,300 shares of our Common Stock.
(3)	Reflects the 2009 accounting expense recognized by the Company with respect to stock option awards granted in fiscal years 2006, 2007, 2008 and 2009. As of July 31, 2009, Ms. Breen had options (vested and unvested) to purchase an aggregate of 39,200 shares of our Common Stock.

(4)	Reflects the 2009 accounting expense recognized by the Company with respect to stock option awards granted in fiscal years 2007, 2008 and 2009. As of July 31, 2009, Mr. Johnson had options (vested and unvested) to purchase an aggregate of 27,200 shares of our Common Stock.
(5)	Reflects the 2009 accounting expense recognized by the Company with respect to stock option awards granted in fiscal years 2006, 2007, 2008 and 2009. As of July 31, 2009, Mr. Jules had options (vested and unvested) to purchase an aggregate of 34,400 shares of our Common Stock.
(6)	Reflects the 2009 accounting expense recognized by the Company with respect to stock option awards granted in fiscal years 2007, 2008 and 2009. As of July 31, 2009, Mr. Lucente had options (vested and unvested) to purchase an aggregate of 27,200 shares of our Common Stock.
(7)	Reflects the 2009 accounting expense recognized by the Company with respect to stock option awards granted in fiscal years 2006, 2007, 2008 and 2009. As of July 31, 2009, Mr. Mardy had options (vested and unvested) to purchase an aggregate of 34,400 shares of our Common Stock.

Members of the Board of Directors receive a combination of cash compensation and equity in the form of stock options, provided they are eligible under the applicable plan. In addition, all of the Directors of the Company receive reimbursement of expenses incurred with respect to attendance at meetings of the Board of Directors and meetings of committees thereof, which is not included in the above table.

Under the 2005 Non-Employee Director Plan (the “2005 Plan”), all Directors, other than an Affiliated Director (as defined below), will automatically be granted an option to acquire 20,000 shares of Common Stock (the “Initial Option”) upon election to the Board. Each Director who ceases to be an Affiliated Director and is not otherwise an employee of the Company or any of its subsidiaries or affiliates will be granted, on the date such Director ceases to be an Affiliated Director but remains as a member of the Board of Directors, an Initial Option to acquire 20,000 shares of Common Stock under the 2005 Plan. Each Initial Option will vest and become exercisable as to 1/36th of the number of shares of Common Stock originally subject to the option on each monthly anniversary of the date of grant, provided that the optionee serves as a Director on such monthly anniversary date. Prior to September 23, 2009, the 2005 Plan also provided that on the date of each annual meeting of stockholders of the Company, each eligible Director who was both serving as Director immediately prior to and immediately following such annual meeting, and who had served on the Board for at least six months, would automatically be granted an option to purchase 2,400 shares of Common Stock (an “Annual Option”). Each Annual Option vests and becomes exercisable as to 1/36th of the number of shares originally subject to the option on each monthly anniversary of the date of grant, provided that the optionee serves as a Director on such monthly anniversary date. The option exercise price per share for each option granted under the 2005 Plan shall equal the closing price of the Common Stock on the date of grant. Except as otherwise provided in the applicable option agreement, each option granted under the 2005 Plan shall terminate, and may no longer be exercised, on the date that is ten years after the date of grant of such option. On September 23, 2009, the Board of Directors, upon recommendation of the Compensation Committee, amended the 2005 Plan to eliminate the Annual Option.

The Board of Directors has adopted a Director Compensation Plan which governs cash compensation to Directors and under which all Directors are eligible to participate, other than any Director who (i) is an employee of the Company or any of its subsidiaries or affiliates or (ii) unless otherwise determined by the Board, is an affiliate, employee or designee of an institutional or corporate investor in the Company (an “Affiliated Director”). Pursuant to the Director Compensation Plan, each participating Director who is serving as a Director on the last day of any fiscal quarter shall receive a payment for such quarter of $12,500. Each participating Director who is serving as the chairperson of a committee of the Board of Directors on the last day of any fiscal quarter shall receive a payment of $1,250; provided, however, that the chairperson of the Audit Committee on the last day of any fiscal quarter shall receive a payment of $2,500. In addition, any Director serving as presiding director on the last day of any fiscal quarter shall receive a payment of $2,500. Each participating Director who attends a telephonic meeting of the Board of Directors or a committee thereof shall receive a meeting fee of $500. Each participating Director who attends a meeting of the Board of Directors or a committee thereof, where a majority of the Directors attend such meeting in person, shall receive a meeting fee of $1,000. In addition, on September 23, 2009, the Board of Directors, upon the recommendation of the Compensation Committee, amended the Director Compensation Plan to provide that each Director, other than an Affiliated Director, will receive a restricted stock award for 2,500 shares of Common Stock on the first business day of the calendar year following the annual meeting of stockholders provided that such Director was both serving as Director immediately prior to and immediately following such annual meeting, and had served on the Board for at least six months (unless otherwise determined by the Board of Directors). Such awards shall be subject to a restriction on transfer which lapses on the first anniversary of the date of grant.

Prior to the adoption of the 2005 Plan, all Directors of the Company were eligible to receive non-statutory stock options to purchase shares of Common Stock under the Company’s 1999 Stock Option Plan for Non-Employee Directors, as amended (the “1999 Plan”). Since the adoption of the 2005 Plan, no further options have been or will be granted under the 1999 Plan. Under the 1999 Plan each eligible Director who was elected to the Board for the first time was granted an option to acquire 20,000 shares of Common Stock (the “1999 Initial Option”). Each Affiliated Director who ceased to be an Affiliated Director was granted, on the date such Director ceased to be an Affiliated Director but remained as a member of the Board of Directors, a 1999 Initial Option to acquire 20,000 shares of Common Stock under the 1999 Plan. Each 1999 Initial Option vests and becomes exercisable as to 1/36th of the number of shares of Common Stock originally subject to the option on each monthly anniversary of the date of grant, provided that the optionee serves as a Director on such monthly anniversary date.

On each anniversary of the grant of the 1999 Initial Option, each eligible Director was automatically granted an option to purchase 2,400 shares of Common Stock (a “1999 Annual Option”), provided that such eligible Director served as a Director on the applicable anniversary date. Each 1999 Annual Option granted prior to March 12, 2003 vests and becomes exercisable as to 1/12th of the number of shares originally subject to the option on each monthly anniversary date of the date of grant commencing on the 37th monthly anniversary date of the date of grant of such 1999 Annual Option, provided that the optionee serves as a Director on such monthly anniversary date. Each 1999 Annual Option granted on or after March 12, 2003 vests and becomes exercisable as to 1/36th of the number of shares originally subject to the option on each monthly anniversary date of the date of grant of such 1999 Annual Option, provided that the optionee serves as a Director on such monthly anniversary date. The 1999 Plan provides that the maximum aggregate number of shares of Common Stock that may vest for any optionee in any 48-month period shall not exceed 20,000 shares. Accordingly, in 2005 all then-current participants under the 1999 Plan agreed to defer the vesting of their Annual Options granted after March 12, 2003 to the extent necessary to comply with this provision.

The option exercise price per share for each option granted under the 1999 Plan equals the closing price of the Common Stock on the date of grant. Except as otherwise provided in the applicable option agreement, each option granted under the 1999 Plan shall terminate, and may no longer be exercised, on the date that is ten years after the date of grant of such option.

Each of the Directors has also entered into an Indemnification Agreement with the Company providing that the Company shall indemnify the Director to the fullest extent authorized or permitted by applicable law in the event that the Director is involved in any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether brought by or in the right of the Company or by any other party and whether of a civil, criminal, administrative or investigative nature, by reason of the fact that the Director is or was a Director of the Company, or is or was serving at the request of the Company as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, judgments, fines and penalties, provided that the Director shall not have been finally adjudged to have engaged in willful misconduct or to have acted in a manner which was knowingly fraudulent or deliberately dishonest, or had reasonable cause to believe that his or her conduct was unlawful.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during fiscal 2009 were Francis J. Jules, Virginia G. Breen, Edward E. Lucente and Michael J. Mardy. No member of the Compensation Committee was at any time during fiscal 2009 or at any other time an officer or employee of the Company. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board of Directors or the Compensation Committee during fiscal 2009.

Independent Registered Public Accounting Firm Fees

The following is a summary of the fees billed to the Company by KPMG LLP for professional services rendered for the fiscal years ended July 31, 2009 and 2008:

Fee Category	Fiscal 2009 Fees	Fiscal 2008 Fees
Audit Fees(1)(5)	2,188,758	3,194,720
Audit-Related Fees(2)	0	0
Tax Fees(3)	320,000	382,000
All Other Fees(4)	0	0

Total Fees	2,508,758	3,576,720

(1)	Audit fees for fiscal 2009 and fiscal 2008 consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements, and costs associated with compliance with Section 404 of the Sarbanes-Oxley Act of 2002.
(2)	The Company did not incur any audit-related fees for fiscal 2009 and fiscal 2008 which would consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”
(3)	Tax fees for fiscal 2009 and fiscal 2008 consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services included assistance regarding federal, state and international tax compliance, customs and duties and international tax planning.
(4)	The Company did not incur any other fees during fiscal 2009 and fiscal 2008 for products and services provided by KPMG LLP other than those disclosed above.
(5)	Audit fees for fiscal 2008 have been updated from the fiscal 2008 definitive proxy statement to include final billing for fiscal 2008 professional services rendered in connection with the audit of the Company’s consolidated financial statements for fiscal 2008.

Audit Committee Policy on Pre-Approval of Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit services to be provided by the Company’s independent registered public accounting firm or other firms, and all non-audit services to be provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Company’s independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During fiscal 2009 and fiscal 2008, all services rendered by KPMG LLP to the Company were pre-approved by the Audit Committee.

Audit Committee Financial Expert

The Board of Directors has determined that Michael J. Mardy is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. Mr. Mardy is independent as defined in applicable Nasdaq listing standards.

Audit Committee Report

The Audit Committee of the Board of Directors has reviewed and discussed the Company’s audited financial statements for fiscal 2009 with the Company’s management. The Audit Committee has discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61. The Audit Committee has discussed with KPMG LLP its independence and has received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also considered whether KPMG LLP’s provision of non-audit services to the Company is compatible with maintaining KPMG LLP’s independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2009.

AUDIT COMMITTEE

Michael J. Mardy, Chair

Anthony J. Bay

Thomas H. Johnson

Francis J. Jules

The information contained in the foregoing report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference into any of the Company’s previous or future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent specifically incorporated by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Certain Relationships and Related Transactions

The Audit Committee of our Board of Directors has adopted a written policy and procedures for the review and approval of related-party transactions. Related-party transactions are transactions that meet the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a “related person” or entity has a direct or indirect material interest). “Related persons” include the Company’s executive officers, directors, 5% or more beneficial owners of our common stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. When a potential related-party transaction is identified, management presents it to the Audit Committee to determine whether to approve or ratify it.

The Audit Committee reviews the material facts of any related-party transaction and either approves or disapproves of the entry into the transaction. In the course of reviewing the related-party transaction, the Audit Committee considers whether (i) the transaction is fair and reasonable to the Company, (ii) under all of the circumstances the transaction is in, or not inconsistent with, the Company’s best interests, and (iii) the transaction will be on terms no less favorable to the Company than could have been obtained in an arms’ length transaction with an unrelated third party. If advance approval of a related-party transaction is not feasible, then the transaction will be considered and, if the Audit Committee determines it to be appropriate, ratified by the Audit Committee. No director may participate in the approval of a transaction for which he or she is a related party.

When a related-party transaction is ongoing, any amendments or changes are reviewed and the transaction is reviewed annually for reasonableness and fairness to the Company.

In fiscal 2009, there were no related-party transactions involving the Company and a related person.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission.

Based solely on its review of the copies of such forms received or written representations from certain reporting persons, the Company believes that, during fiscal 2009, its officers, directors and ten-percent stockholders complied with all applicable Section 16(a) filing requirements applicable to such individual. There are no known failures to file a required Form 3, Form 4 or Form 5.

Annual Report on Form 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2009, including exhibits, is available without charge upon request from the Company. Requests for copies of the Annual Report on Form 10-K should be sent to the Company’s Office of Investor Relations at ModusLink Global Solutions, Inc., 1100 Winter Street, Waltham, Massachusetts 02451.

Other Matters

The Board does not know of any other matter which may come before the 2009 Meeting. If any other matters are properly presented to the 2009 Meeting, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

Proposals of Stockholders for 2010 Annual Meeting and Nomination of Directors

Any proposal that a stockholder of the Company wishes to be considered for inclusion in the Company’s Proxy Statement, Notice of Internet Availability of Proxy Materials and proxy card for the Company’s 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”) must be submitted to the Secretary of the Company at its offices, 1100 Winter Street, Waltham, Massachusetts 02451, no later than June 25, 2010. In addition, such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act and the Company’s Bylaws, as applicable.

If a stockholder of the Company wishes to present a proposal or nominate a director before the 2010 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company’s Proxy Statement and proxy card, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice no earlier than August 11, 2010 and no later than September 10, 2010 (unless the Company’s 2010 Annual Meeting is held before November 9, 2010 or after February 7, 2011, in which case different deadlines are established by the Company’s Bylaws) and the stockholder must comply with the provisions of the Company’s Bylaws. If a stockholder fails to provide timely notice of a proposal to be presented at the 2010 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

By Order of the Board of Directors,

Peter L. Gray, Executive Vice President,
General Counsel and Secretary

Waltham, Massachusetts

October 23, 2009

Appendix I

CMGI, INC.

AMENDED AND RESTATED 1995 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. This 1995 Employee Stock Purchase Plan (as amended and restated, the “Plan”) is intended to encourage and assist employees of CMGI, Inc. (the “Corporation”) and the employees of any present or future designated subsidiaries of the Corporation in acquiring a stock ownership interest in the Corporation. The Plan is intended to be an Employee Stock Purchase Plan under, and complying with, the terms and conditions of Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”).

2. Stock Subject to the Plan. Subject to adjustment pursuant to Section 12 of the Plan, the aggregate number of shares of Common Stock, $.01 par value per share, of the Corporation (the “Common Stock”) which may be sold under this Plan pursuant to the exercise of non-transferable options granted under this Plan to participating employees is 56,000,000 (as adjusted through June 9, 2000), less such number of shares as may from time to time be issued pursuant to the Corporation’s 1986 Stock Option Plan, as amended and/or restated from time to time. The shares may be authorized but unissued, or reacquired, shares of Common Stock. The Corporation during the term of the Plan shall at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.

3. Quarterly Periods. As used herein, the term “quarterly period” shall mean the three-month period beginning on the first day of each of the Corporation’s fiscal quarters and ending on the last day of each of the Corporation’s fiscal quarters.

4. Eligibility. Any employee of the Corporation or any of its present or future designated subsidiaries (except (a) any employee who, immediately after the grant of an option hereunder, directly or by attribution owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Corporation or any subsidiary of the Corporation, or (b) any employee whose customary employment is 20 hours or less per week, or (c) any employee whose customary employment is for not more than five months in any calendar year) is eligible to participate in the Plan on the first day of the first quarterly period following commencement of employment. Any subsidiary of the Corporation, including future subsidiaries, may or may not be designated by the Board of Directors of the Corporation as a subsidiary whose employees may participate in the Plan as provided above.

For purposes of the Plan, “subsidiary” shall have the meaning set forth in Section 424(f) of the Code.

5. Participation. Any eligible employee’s participation in the Plan shall be effective as of the first day of the quarterly period following the day on which the employee completes, signs and returns to the Corporation a Stock Purchase Plan Application and Payroll Deduction Authorization form indicating his or her acceptance of and agreement to the terms and conditions of the Plan and indicating the employee’s standing level of contribution to the Plan in accordance with Paragraph 6 below. Participation of any employee in the Plan is entirely voluntary. All eligible employees who elect to participate in the Plan shall have the same rights and privileges. Unless an employee files a new form or withdraws from the Plan, his or her deductions and purchases will continue at the same rate for future quarterly periods as long as the Plan remains in effect.

Any employee participating in the Plan or receiving shares of Common Stock hereunder shall have no rights with respect to continuation of employment with the Corporation or any subsidiary, nor with respect to continuation of any particular Corporation business, policy or product, including the Plan.

6. Deductions. Any employee electing to participate in the Plan must authorize a whole percentage (not less than 1% nor more than 10%) or a whole dollar amount (not less than $10.00) of the employee’s regular pay to be deducted by the Corporation from the employee’s regular pay during each quarterly period, provided that in no event may such percentage or amount result in total deductions of less than $100.00 per quarterly period for such employee.

Notwithstanding the foregoing, no employee shall be entitled to purchase shares of Common Stock under the Plan with an aggregate fair market value (determined at date of grant) exceeding $6,250 per quarterly period; and furthermore, no employee shall be permitted to purchase shares of common stock under all the employee stock purchase plans of the Corporation and its subsidiaries at a rate which exceeds $25,000 in fair market value of such stock (determined at the time the options are granted) per calendar year in which any such option granted to such employee is outstanding at any time.

An employee may elect to have amounts deducted from his or her pay, as described above, by delivering to the Corporation a Stock Purchase Plan Application and Payroll Deduction Authorization form stating the percentage or amount to be deducted. If an employee has not filed such a standing election prior to the commencement date of a quarterly period, he or she will be deemed to have elected not to have any of his or her pay withheld. Deductions may be increased or decreased during a quarterly period by filing a new standing election, which will be effective during the first full pay period subsequent to its filing and processing.

No employee will be permitted to make contributions for any period during which he or she is not receiving pay from the Corporation or one of its present or future designated subsidiaries.

7. Issuance of Shares. On the last trading day of each quarterly period so long as the Plan shall remain in effect, and provided the employee has not before that date advised the Corporation that he or she elects to withdraw his or her entire account, the Corporation shall apply the funds in the employee’s account as of that date to the purchase of authorized but unissued, or reacquired, shares of Common Stock in units of one share or whole multiples thereof.

The cost to each employee for the shares of Common Stock so purchased shall be eighty-five percent (85%) of the lower of the fair market value of the Common Stock on the first trading day of the quarterly period (the “date of grant”) and the fair market value of the Common Stock on the last trading day of the quarterly period (the “date of exercise”), determined as follows:

(1)	The fair market value of the shares on the date of the grant shall be the mean between the average bid and ask prices of the stock in the over-the-counter market as quoted on the National Association of Securities Dealers Automatic Quotation System (NASDAQ), or if its stock is quoted on the Nasdaq National Market the last reported sales price of the stock, or if the stock is traded on one or more securities exchanges the average of the closing prices on all such exchanges on the date of grant; and

(2)	The fair market value of the shares on the date of exercise shall be the mean between the average bid and ask prices of the stock in the over-the-counter market as quoted on the National Association of Securities Dealers Automatic Quotation System (NASDAQ), or if its stock is quoted on the Nasdaq National Market the last reported sales price of the stock, or if the stock is traded on one or more securities exchanges the average of the closing prices on all such exchanges on the date of exercise.

Any amount remaining in an employee’s account at the end of a quarterly period after application to the purchase of shares of Common Stock shall be refunded to the employee, except that any amount remaining in an employee’s account equal to less than the sum required to purchase one share shall, unless otherwise requested by the employee, be held in the employee’s account for use during the next quarterly period. Any amount remaining in such employee’s account by reason of his or her prior election to withdraw his or her entire account shall be disbursed to the employee within 30 days following such election. The Corporation shall as expeditiously as possible after the last day of each quarterly period issue to the employee entitled thereto the certificate evidencing the shares of Common Stock issuable to him or her as provided herein.

Notwithstanding anything above to the contrary, (a) if the aggregate number of shares of Common Stock employees desire to purchase at the end of any quarterly period exceeds the number of shares then available under the Plan, the shares available shall be allocated among such employees in proportion to their contributions during the quarterly period (but no fractional shares shall be issued); and (b) no funds in an employee’s account shall be applied to the purchase of shares and no shares hereunder shall be issued unless such shares are covered by an effective registration statement under the Securities Act of 1933, as amended, or by an exemption therefrom.

8. Termination of Participation. An employee’s participation in the Plan will be terminated when the employee (a) voluntarily elects to withdraw his or her entire account, (b) resigns or is discharged from the Corporation and all of its present or future designated subsidiaries or (c) dies. Upon termination of participation, the employee shall not be entitled to rejoin the Plan until the first day of the quarterly period immediately following the quarterly period in which the termination of participation occurs. Upon termination of participation, the employee shall be entitled to the amount of his or her individual account within thirty (30) days.

If, prior to the last day of the quarterly period, the designated subsidiary by which an employee is employed shall cease to be a subsidiary of the Corporation, or if the employee is transferred to a subsidiary of the Corporation that is not a designated subsidiary, the employee shall be deemed to have been discharged from the Corporation and all designated subsidiaries for purposes of the Plan.

9. Beneficiary. Each employee may file a written designation of a beneficiary who is to receive any shares of Common Stock credited to such employee’s account under the Plan in the event of the death of such employee prior to delivery to such employee of the certificates for such shares. Such designation may be changed by the employee at any time by written notice received by the Corporation.

Upon the death of an employee, his or her account shall be paid or distributed to the beneficiary or beneficiaries designated by such employee, or in the absence of such designation, to the executor or administrator of his or her estate, and in either event the Corporation shall not be under any further liability to anyone. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the account unless the employee indicates to the contrary in his or her designation, provided that the Corporation may in its sole discretion make distributions in such form as will avoid the creation of fractional shares.

10. Administration of the Plan. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Corporation. All terms of the Plan shall be subject to interpretation by the Compensation Committee of the Board of Directors whose decision shall be final and binding on all parties. All costs and expenses incurred in administering the Plan shall be paid by the Corporation.

11. Modification and Termination. The Corporation expects to continue the Plan until such time as the shares of Common Stock reserved for issuance under the Plan have been sold. The Corporation reserves, however, the right to amend, alter or terminate the Plan in its discretion. Upon termination of the Plan, each employee shall be entitled to the amount of his or her individual account within thirty (30) days after such termination.

12. Adjustments upon Changes in Capitalization; Change of Control. Appropriate and proportionate adjustments shall be made in the number and class of shares of stock subject to this Plan, and to the rights granted hereunder and the prices applicable to such rights, in the event of a stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, acquisition, separation or other similar change in the capital structure of the Corporation.

If the Corporation shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Corporation immediately prior to such merger or consolidation do not continue to hold at least 50% by voting power of the capital stock of the surviving corporation, or in the event of a sale of all or substantially all of the assets of the Corporation, all outstanding options under the Plan shall be deemed cancelled as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an option, and each holder of an option shall have the right to exercise such option in full based on payroll deductions then credited to his account as of a date determined by the Board of Directors.

13. Transferability of Rights. No rights of any employee under this Plan shall be transferable by him or her, by operation of law or otherwise, except to the extent that an employee is permitted to designate a beneficiary or beneficiaries as herein above provided, and except to the extent permitted by will or the laws of descent and distribution if no such beneficiary be designated.

14. Participation in Other Plans. Nothing herein contained shall affect an employee’s right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other employee welfare plan or programs of the Corporation.

15. Applicable Law. The interpretation, performance and enforcement of this Plan shall be governed by the laws of the State of Delaware.

16. Notification upon Sale of Shares. Each employee agrees, by participating in the Plan, to promptly give the Corporation notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the option pursuant to which such shares were purchased or one year after the date of exercise of the option.

17. Effective Date of Plan; Governmental Regulation. The Plan was effective on February 1, 1995. The Plan was amended and restated on June 9, 2000, effective August 1, 2000. The Corporation’s obligation to offer, sell or deliver shares of Common Stock under the Plan is subject to any governmental approval required in connection with the authorized issuance or sale of such shares and is further subject to the determination by the Corporation that it has complied with all applicable securities laws.

**********

CMGI, INC.

AMENDMENT NO. 1 TO

AMENDED AND RESTATED 1995 EMPLOYEE STOCK PURCHASE PLAN

The Amended and Restated 1995 Employee Stock Purchase Plan (the “Plan”) of CMGI, Inc., a Delaware corporation (the “Corporation”), is hereby amended as follows:

Section 2 of the Plan is hereby amended and restated in its entirety to read as follows:

“2. Stock Subject to the Plan. Subject to adjustment pursuant to Section 12 of the Plan, the aggregate number of shares of Common Stock, $.01 par value per share, of the Corporation (the “Common Stock”) which may be sold under this Plan pursuant to the exercise of non-transferable options granted under this Plan to participating employees is 1,000,000 (as adjusted through December 20, 2000). The shares may be authorized but unissued, or reacquired, shares of Common Stock. The Corporation during the term of the Plan shall at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.”

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Adopted by the Board of Directors on

December 20, 2000.

CMGI, INC.

AMENDMENT NO. 2 TO

AMENDED AND RESTATED 1995 EMPLOYEE STOCK PURCHASE PLAN

The Amended and Restated 1995 Employee Stock Purchase Plan, as amended (the “Plan”), of CMGI, Inc., a Delaware corporation (the “Corporation”), is hereby amended as follows:

Section 2 of the Plan is hereby amended and restated in its entirety to read as follows:

“2. Stock Subject to the Plan. Subject to adjustment pursuant to Section 12 of the Plan, the aggregate number of shares of Common Stock, $.01 par value per share, of the Corporation (the “Common Stock”) which may be sold under this Plan pursuant to the exercise of non-transferable options granted under this Plan to participating employees is 3,000,000. The shares may be authorized but unissued, or reacquired, shares of Common Stock. The Corporation during the term of the Plan shall at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.”

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Adopted by the Board of Directors on

October 19, 2001.

CMGI, INC.

AMENDMENT NO. 3 TO

AMENDED AND RESTATED 1995 EMPLOYEE STOCK PURCHASE PLAN

The Amended and Restated 1995 Employee Stock Purchase Plan (the “Plan”) of CMGI, Inc., a Delaware corporation (the “Corporation”), is hereby amended as follows:

The first paragraph of Section 6 of the Plan is hereby amended by deleting the dollar amount “$10.00” and substituting in lieu thereof the dollar amount “$20.00”.

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Adopted by the Board of Directors on

December 7, 2005

MODUSLINK GLOBAL SOLUTIONS, INC.

AMENDMENT NO. 4 TO

AMENDED AND RESTATED 1995 EMPLOYEE STOCK PURCHASE PLAN

The Amended and Restated 1995 Employee Stock Purchase Plan, as amended (the “Plan”) of ModusLink Global Solutions, Inc., a Delaware corporation, is hereby amended by deleting all references to “CMGI, Inc.” and substituting in lieu thereof “ModusLink Global Solutions, Inc.”

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Adopted by the Board of Directors on

September 24, 2008

MODUSLINK GLOBAL SOLUTIONS, INC.

AMENDMENT NO. 5 TO

AMENDED AND RESTATED 1995 EMPLOYEE STOCK PURCHASE PLAN

The Amended and Restated 1995 Employee Stock Purchase Plan (the “Plan”) of ModusLink Global Solutions, Inc., a Delaware corporation (the “Corporation”), is hereby amended as follows:

Section 2 of the Plan is hereby amended and restated in its entirety to read as follows:

“2. Stock Subject to the Plan. Subject to adjustment pursuant to Section 12 of the Plan, the aggregate number of shares of Common Stock, $.01 par value per share, of the Corporation (the “Common Stock”) which may be sold under this Plan pursuant to the exercise of non-transferable options granted under this Plan to participating employees is 600,000. The shares may be authorized but unissued, or reacquired, shares of Common Stock. The Corporation during the term of the Plan shall at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.”

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Adopted by the Board of Directors on

September 23, 2009.

MODUSLINK GLOBAL SOLUTIONS, INC. 1100 WINTER STREET

SUITE 4600 WALTHAM, MA 02451

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

1 OF 2 1 1

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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME

THE COMPANY NAME INC.—COMMON THE COMPANY NAME INC.—CLASS A THE COMPANY NAME INC.—CLASS B THE COMPANY NAME INC.—CLASS C THE COMPANY NAME INC.—CLASS D THE COMPANY NAME INC.—CLASS E THE COMPANY NAME INC.—CLASS F THE COMPANY NAME INC.—401 K

CONTROL # 000000000000

SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors

Nominees

For Withhold For All All All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

01 Francis J. Jules 02 Joseph C. Lawler 03 Michael J. Mardy

The Board of Directors recommends you vote FOR the following proposal(s):

2 To amend the Company’s Amended and Restated 1995 Employee Stock Purchase Plan to increase the number of shares of common stock of the Company reserved thereunder from 300,000 to 600,000.

3 To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year

NOTE: To transact such other business that may properly come before the 2009 Annual Meeting or any adjournments thereof.

For Against Abstain

0000000000 02

For address change/comments, mark here. 0 (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting 0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

JOB #

Signature [PLEASE SIGN WITHIN BOX] Date

SHARES CUSIP # SEQUENCE #

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com .

MODUSLINK GLOBAL SOLUTIONS, INC. Annual Meeting of Shareholders December 9, 2009 9:00 AM

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Joseph C. Lawler, Steven G. Crane and Peter L. Gray, and each of them individually, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MODUSLINK GLOBAL SOLUTIONS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholders to be held at 9:00 AM, EST on December 9, 2009, at the Westin Waterfront Hotel, 425 Summer Street, Boston, Massachusetts 02210, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000030667_2 R2.09.05.010